UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant  ☒

Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

MOTIVE, INC.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

MOTIVE, INC.

12515 Research Blvd., Bldg. 5

Austin, TX 78759

To our Stockholders:

I am pleased to invite you to attend the 2005 Annual Meeting of Stockholders of Motive, Inc. to be held on Friday, May 20, 2005, at 10:00 a.m., Central Time, at The Renaissance Hotel, 9721 Arboretum Blvd., Austin, TX 78759. Details regarding the business to be conducted at the annual meeting are more fully described in the accompanying Notice of Annual Meeting of Stockholders and Proxy Statement. Also enclosed in this mailing are three other documents: our Annual Report on Form 10-K (which includes our 2004 audited financial statements), a proxy card for you to record your vote, and a return envelope for your proxy card.

Your vote is important. Whether or not you plan to attend the annual meeting, I hope that you will vote as soon as possible by completing and mailing the enclosed proxy card. Voting by written proxy will ensure your representation at the annual meeting if you do not attend in person. Please review the instructions on the proxy card regarding voting by written proxy. Any stockholder attending the annual meeting may vote in person, even though he or she has already returned a proxy card.

We look forward to seeing you at the annual meeting.

Sincerely,

Scott Harmon

Chief Executive Officer and Chairman of the Board

of Directors

Austin, Texas

April 1, 2005

WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, PLEASE COMPLETE, SIGN, DATE AND RETURN THE ENCLOSED PROXY CARD AS PROMPTLY AS POSSIBLE

IN THE ENCLOSED ENVELOPE.

MOTIVE, INC.

12515 Research Blvd., Bldg. 5

Austin, Texas 78759

(512) 339-8335

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TIME	10:00 a.m., Central Time, on Friday, May 20, 2005

PLACE	The Renaissance Hotel 9721 Arboretum Blvd. Austin, TX 78759

ITEMS OF BUSINESS

(1)    Election of Class I directors;

(2)    Ratify and approve our Amended and Restated Equity Incentive Plan; and

(3)    Ratify the appointment of Ernst & Young, LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2005.

Also, the annual meeting may involve consideration of such other business as may properly come before the annual meeting or any adjournments or postponements thereof.

RECORD DATE	You are entitled to vote at the annual meeting and any adjournments or postponements thereof if you were a stockholder at the close of business on Friday, March 25, 2005.

VOTING BY PROXY	Please submit your proxy card as soon as possible so that your shares can be voted at the annual meeting in accordance with your instructions. For specific instructions on voting, please refer to the instructions on the proxy card.

By Order of the Board of Directors

Scott Harmon

Chief Executive Officer and Chairman of the Board

of Directors

This proxy statement and the accompanying proxy card are being distributed on or about April 15, 2005.

MOTIVE, INC.

PROXY STATEMENT FOR

2005 ANNUAL MEETING OF STOCKHOLDERS

The accompanying proxy is solicited by the Board of Directors of Motive, Inc., a Delaware corporation, for use at its Annual Meeting of Stockholders to be held on May 20, 2005 at 10:00 a.m., Central Time, at The Renaissance Hotel, 9721 Arboretum Blvd., Austin, TX 78759, or any adjournment or postponement thereof, for the purposes set forth in the accompanying Notice of Annual Meeting of Stockholders. This proxy statement and the enclosed proxy are being mailed to stockholders on or about April 15, 2005.

QUESTIONS AND ANSWERS ABOUT THE PROXY MATERIALS

AND THE ANNUAL MEETING

Q:	WHY AM I RECEIVING THESE MATERIALS?

A:	Our Board of Directors is providing these proxy materials for you in connection with our annual meeting of stockholders, which will take place on May 20, 2005. Stockholders are invited to attend the annual meeting and are requested to vote on the proposals described in this proxy statement.

Q:	WHAT PROPOSALS WILL BE VOTED ON AT THE ANNUAL MEETING?

A:	The following three proposals are scheduled to be voted on at the annual meeting:

•	Proposal One: Election of our Class I directors;

•	Proposal Two: Ratification and approval of our Amended and Restated Equity Incentive Plan; and

•	Proposal Three: Ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2005.

Also, the annual meeting may involve consideration of such other business as may properly come before the meeting or any adjournments or postponements thereof.

Q:	WHAT IS MOTIVE’S VOTING RECOMMENDATION?

A:	Our Board of Directors recommends that you vote your shares as follows:

“FOR” both nominees for election as Class I directors under Proposal One;

“FOR” Proposal Two; and

“FOR” Proposal Three.

Q:	WHO CAN VOTE AT THE ANNUAL MEETING?

A:	Our Board of Directors has set March 25, 2005 as the record date for the annual meeting. All stockholders who owned shares of our common stock on March 25, 2005 may attend and vote at the annual meeting. Each of these stockholders is entitled to one vote for each share of common stock held on all matters to be voted on. On March 25, 2005, 26,073,732 shares of our common stock were outstanding.

Q:	HOW MANY VOTES DOES MOTIVE NEED TO HOLD THE ANNUAL MEETING?

A:	A majority of our outstanding shares as of the record date must be present at the annual meeting in order to hold the annual meeting and conduct business. This is called a quorum. Shares are counted as present at the annual meeting if you:

•	are present and vote in person at the annual meeting; or

•	have properly submitted a proxy card.

Both abstentions and broker non-votes are counted as present for the purpose of determining the presence of a quorum. Broker non-votes occur when shares held by a broker on behalf of a beneficial owner are not voted with respect to a particular proposal, which generally occurs when the broker has not received voting instructions from the beneficial owner and lacks the discretionary authority to vote the shares itself.

Q:	WHAT SHARES THAT I OWN CAN BE VOTED?

A:	All shares owned by you as of the close of business on March 25, 2005, the record date, may be voted by you if either (i) you held these shares directly in your name as the stockholder of record, or (ii) these shares were held for you as the beneficial owner through a broker, bank or other nominee.

Q:	WHAT IS THE DIFFERENCE BETWEEN HOLDING SHARES AS A STOCKHOLDER OF RECORD AND AS A BENEFICIAL OWNER?

A:	Most stockholders of Motive hold their shares through a broker, bank or other nominee rather than directly in their own name. As summarized below, there are some distinctions between shares held of record and those owned beneficially.

Stockholder of Record:

If your shares are registered directly in your name with our transfer agent, Mellon Investor Services, you are considered the stockholder of record with respect to those shares, and these proxy materials are being sent directly to you by us. As the stockholder of record, you have the right to grant your voting proxy directly to us or to vote in person at the annual meeting. We have enclosed a proxy card for you to use.

Beneficial Owner:

If your shares are held in a stock brokerage account or by a bank or other nominee, you are considered the beneficial owner of shares held in street name, and these proxy materials are being forwarded to you by your broker, banker or nominee who is considered the stockholder of record with respect to those shares. As the beneficial owner, you have the right to direct your broker, bank or nominee on how to vote and are also invited to attend the annual meeting. However, since you are not the stockholder of record, you may not vote these shares in person at the annual meeting, unless you request, complete and deliver a legal proxy from your broker, bank or nominee. Your broker, bank or nominee has enclosed a voting instruction card for you to use in directing the broker, bank or nominee regarding how to vote your shares.

Q:	HOW ARE VOTES COUNTED?

A:	You may vote either “FOR” each nominee for election to the Board of Directors under Proposal One or to “WITHHOLD” your vote for that nominee. You may vote “FOR,” “AGAINST” or “ABSTAIN” on the other proposals. If you just sign your proxy card with no further instructions, your shares will be counted as a vote:

“FOR” both nominees for election as Class I Directors under Proposal One;

“FOR” Proposal Two; and

“FOR” Proposal Three.

A plurality of the votes cast at the annual meeting is required to elect each nominee under Proposal One. Proposal Two and Proposal Three require that the number of shares cast in favor of them exceed the number of votes cast in opposition to them. Abstentions and broker non-votes will not be counted as votes cast in favor of or in opposition to a proposal.

Q:	WHO WILL COUNT THE VOTE?

A:	A representative of Mellon Investor Services, our transfer agent, will tabulate the votes and act as the inspector of election.

Q:	HOW CAN I VOTE MY SHARES IN PERSON AT THE ANNUAL MEETING?

A:	Shares held directly in your name as the stockholder of record may be voted in person at the annual meeting. If you choose to do so, please bring the enclosed proxy card and proof of identification to the annual meeting.

If you hold your shares in street name, you must request a legal proxy from your broker, bank or nominee in order to vote in person at the annual meeting.

Q:	HOW CAN I VOTE MY SHARES WITHOUT ATTENDING THE ANNUAL MEETING?

A:	If you hold shares directly as a stockholder of record, you may vote your shares without attending the annual meeting by completing, signing and returning the enclosed proxy card in the enclosed postage prepaid envelope. Please refer to the summary instructions included on your proxy card.

If you hold your shares in street name, your broker, bank or nominee will include a voting instruction card. You may vote your shares by marking and signing your proxy card and following the instructions provided by your broker, bank or nominee and mailing it in the enclosed envelope. Furthermore, the instructions provided by your broker, bank or nominee may also provide for voting using the telephone or over the Internet. If your broker, bank or nominee provides such an option and you wish to vote using the telephone or over the Internet, then follow the instructions provided by them. If you provide specific voting instructions, your shares will be voted as you have instructed.

Q:	HOW CAN I CHANGE MY VOTE AFTER I RETURN MY PROXY?

A:	You may change your vote at any time prior to the vote at the annual meeting. If you are a stockholder of record, you may change your vote by granting a new proxy bearing a later date (which automatically revokes the earlier proxy), by providing a written notice of revocation to the Corporate Secretary prior to your shares being voted, or by attending the annual meeting and voting in person. Attendance at the meeting will not cause your previously granted proxy to be revoked unless you specifically so request. For shares you hold beneficially in street name, you may change your vote by submitting new voting instructions to your broker, bank or nominee, or, if you have obtained a legal proxy from your broker or nominee giving you the right to vote your shares, by attending the meeting and voting in person.

Q:	WHERE CAN I FIND THE VOTING RESULTS OF THE ANNUAL MEETING?

A:	The preliminary voting results will be announced at the annual meeting. The final results will be published in our first quarterly report on Form 10-Q filed after the date of the annual meeting.

Q:	WHAT HAPPENS IF ADDITIONAL PROPOSALS ARE PRESENTED AT THE ANNUAL MEETING?

A:	Other than the three proposals described in this proxy statement, we do not expect any matters to be presented for a vote at the annual meeting. If you grant a proxy, the persons named as proxy holders, Scott Harmon, our Chairman of the Board and Chief Executive Officer, Logan Wray, our Chief Operating Officer, and Paul Baker, our Chief Financial Officer, will have the discretion to vote your shares on any additional matters properly presented for a vote at the annual meeting.

Q:	MAY I PROPOSE ACTIONS FOR CONSIDERATION AT NEXT YEAR’S ANNUAL MEETING OF STOCKHOLDERS OR NOMINATE INDIVIDUALS TO SERVE AS DIRECTORS?

A:	You may submit proposals for consideration at future annual stockholder meetings, including director nominations, in accordance with the procedures set forth below.

STOCKHOLDER PROPOSALS: Stockholders may submit proposals to be considered for inclusion in our proxy statement for the next year’s annual meeting. In order for a stockholder proposal to be raised during the next year’s annual meeting, written notice must be received by us not later than the close of business on the 90th calendar day, nor earlier than the close of business on the 120th calendar day, prior to the first anniversary of the preceding year’s annual meeting; provided, however, that in the event that the date of the annual meeting is advanced more than 30 calendar days prior to, or delayed more than 60 calendar days after such anniversary date, notice by the stockholder to be timely must be so delivered not earlier than the close of business on the later of the 60th calendar day prior to such annual meeting or the 10th calendar day following the date on which we first make a public announcement of the date of such meeting. Such proposals must comply with the SEC’s regulations regarding the inclusion of stockholder proposals in our sponsored proxy materials, and should contain such information as required under our bylaws.

NOMINATION OF DIRECTOR CANDIDATES: Our bylaws permit stockholders to nominate directors at a stockholder meeting. In order to make a director nomination at the next year’s annual meeting, written notice must be received by us not later than the close of business on the 90th calendar day, nor earlier than the close of business on the 120th calendar day, prior to the first anniversary of the preceding year’s annual meeting; provided, however, that in the event that the date of the annual meeting is advanced more than 30 calendar days prior to, or delayed more than 60 calendar days after such anniversary date, notice by the stockholder to be timely must be so delivered not earlier than the close of business on the later of the 60th calendar day prior to such annual meeting or the 10th calendar day following the date on which we first make a public announcement of the date of such meeting. Your notice of nomination should contain such information as required under our bylaws and under Regulation 14A of the Securities Exchange Act. You may also propose director candidates for consideration by our nominating committee if you meet certain qualifications and follow the procedures described below under “Corporate Governance Principles and Board Matters—Director Nomination Procedures.”

Q:	WHO BEARS THE COST OF SOLICITING PROXIES

A:	The cost of soliciting proxies will be borne by us. We may reimburse brokerage firms and other persons representing beneficial owners of shares for their expenses in forwarding solicitation material to such beneficial owners. Proxies may also be solicited by certain of our directors, officers and regular employees, without additional compensation, personally or by telephone or facsimile.

PROPOSALS TO BE VOTED ON

PROPOSAL ONE:

ELECTION OF DIRECTORS

Our Board of Directors is currently composed of six directors, divided into three classes as follows: two Class I directors (Virginia Gambale and Scott Harmon), two Class II directors (David Sikora and Harvey White) and two Class III directors (Michael Maples, Sr. and Tom Meredith). Directors are generally elected for three-year terms that are staggered such that approximately one-third of the directors are elected each year. Each director will hold office until the election and qualification of his or her successor or upon earlier resignation or removal. Additional directorships resulting from an increase in the number of directors will be distributed among the three classes, so that as nearly as possible each class will consist of an equal number of directors.

The term of the current Class I directors will expire on the date of the upcoming 2005 Annual Meeting of Stockholders. Accordingly, two persons are to be elected at the meeting to serve as Class I directors of the Board of Directors. The nominees for election by the stockholders to those two positions are the current Class I members of the Board of Directors—Virginia Gambale and Scott Harmon. If elected, the nominees will serve as Class I directors until the election and qualification of his or her successor at our Annual Meeting of Stockholders in 2008 or upon earlier resignation or removal.

Nominees for Class I Directors With Terms Expiring In 2008

Virginia Gambale, 45, has served as one of our directors since her appointment to that position in July 2004. Ms. Gambale is currently the general partner of Azimuth Partners, LLC, providing strategic advisory services for growth companies and investment funds. From January 1997 to December 1999, Ms. Gambale served as chief information officer for Bankers Trust and Deutsche Bank. Ms. Gambale was also a general partner of ABS Ventures from January 2000 through January 2002, and a general partner of DB Capital Venture Partners from January 2002 through July 2003. Ms. Gambale received a Bachelor of Science in Computer Science and Business from New York Institute of Technology, and also attended the Hartt Conservatory, University of Hartford and SUNY Purchase School of Performing Arts.

Scott L. Harmon, 46, co-founded our company in April 1997 and has served as Chief Executive Officer since June 1997, as Chairman of the Board since November 2003 and as a director since April 1997. He also served as President from our inception in April 1997 to January 2003. From November 1996 to May 1997, Mr. Harmon was a Venture Partner of Austin Ventures, a venture capital firm. From March 1992 to November 1996, Mr. Harmon was employed by Tivoli Systems Inc., a systems management software company, where he held several marketing positions including Vice President and General Manager of the Applications Management Business Unit and Vice President of Marketing and Strategy. Mr. Harmon received a Bachelor of Science degree in Computer Science from Iowa State University.

Required Vote and Recommendation

A plurality of the votes cast at the annual meeting is required to elect each nominee. Accordingly, abstentions and broker non-votes will have no effect on the election of directors. Shares represented by proxies will be voted for the election of the nominees named above unless authority to do so is specifically withheld. If any nominee declines to serve or becomes unavailable for any reason, or if a vacancy occurs before the election (although we know of no reason to anticipate that this will occur), the proxies may be voted for such substitute nominees as the Board of Directors may designate.

The Board of Directors recommends a vote “FOR” the nominees named above.

Other Motive Directors Not Currently Being Elected:

Class II Directors With Terms Expiring in 2006:

David Sikora, 43, has served as a director of our company since January 2000. In July 2002, Mr. Sikora was named President and Chief Executive Officer of Pervasive Software Inc., a data infrastructure software company, where he has been a member of the board since January 2002. In January 2000, Mr. Sikora co-founded Question Technologies, Inc., an Internet relationship management software company, where he served as Chairman and Chief Executive Officer until its acquisition by us in November 2001. From January 2000 to April 2000, he served as our co-president. From July 1998 to January 2000, he served as President and Chief Executive Officer of Ventix Systems, Inc., an enterprise software company which we acquired in January 2000. Mr. Sikora received a Bachelor of Science degree in Electrical Engineering Technology from the University of Houston and a Masters in Business Administration from Harvard Graduate School of Business Administration.

Harvey White, 71, has served as one of our directors since his appointment to that position in July 2004. Since June 2004, Mr. White has served as chairman of (SHW)2, a business development and consulting firm. From September 1998 through June 2004, Mr. White served as chairman and CEO of Leap Wireless International, Inc. Prior to that, Mr. White was a co-founder of QUALCOMM, Incorporated where he held various positions including director, president, and chief operating officer. Mr. White attended West Virginia Wesleyan College and Marshall University where he received a Bachelor of Arts degree in Economics.

Class III Directors With Terms Expiring in 2007:

Michael J. Maples, Sr., 62, has served as a director of our company since June 1997. Mr. Maples currently manages private investments and ranches. From April 1988 to July 1995, Mr. Maples held various management positions at Microsoft Corporation, the most recent of which was Executive Vice President of the Worldwide Products Group and a member of the Office of the President. He also serves as a director of Multimedia Games, Inc., a provider of interactive networked gaming systems, and Lexmark International, Inc., a laser and inkjet printer company. Mr. Maples received a Bachelor of Science degree in Electrical Engineering from the University of Oklahoma and a Masters in Business Administration from Oklahoma City University.

Tom Meredith, 54, has served as a director of our company since May 2003. Mr. Meredith is a General Partner of Meritage Capital, LLC, a fund of hedge funds, which commenced operations in April 2003, as well as Chairman and CEO of MFI Capital, the Meredith family’s private investment firm since 2001. Mr. Meredith also serves as a director for Motorola, Inc., a provider of wireless, broadband and automotive communication technologies and embedded electronic products, FreeMarkets, Inc., a supply management software company, as well as for several privately held companies. From November 1992 until September 2001, Mr. Meredith served as Chief Financial Officer and in various other capacities at Dell, Inc. He received a Bachelor of Arts degree in Political Science from St. Francis University, a Juris Doctor degree from Duquesne University and a Master of Law degree from Georgetown University.

PROPOSAL TWO:

RATIFICATION AND APPROVAL OF AMENDED AND RESTATED EQUITY INCENTIVE PLAN

Our stockholders are being asked to ratify and approve our Amended and Restated Equity Incentive Plan (the “EIP Plan”) for purposes of Treasury Regulation Sections 1.162-27. The EIP Plan was initially adopted by our Board of Directors on November 21, 2003, and approved by our stockholders in December 2003, which was prior to our initial public offering of common stock in 2004. In January 2005, our Board of Directors amended certain provisions of the EIP Plan relating to automatic option grants to members of the Board of Directors. Despite the pre-initial public offering stockholder approval, our Board of Directors believes that stockholder ratification of the EIP Plan is good corporate practice and it may be necessary to avoid application of the deductibility limits imposed by Internal Revenue Code (“Code”) Section 162(m) for compensation that may be earned by our executive officers with respect to stock options awarded under the EIP Plan subsequent to the meeting.

Treasury Regulation Section 1.162-27(f)(1) and (2) generally provides that, in the case of a corporation that effects an initial public offering of its securities, the $1 million limitation on tax deductibility of certain compensation paid to the corporation’s chief executive officer or any of the corporation’s four highest compensated officers (other than the chief executive officer), as of the end of the corporation’s taxable year (all such persons being the “Covered Individuals”), mandated by Code Section 162(m) does not apply to any remuneration (a) paid pursuant to a plan during the period prior to the initial public offering, or (b) paid subsequent to the initial public offering and until the earliest to occur of:

•	the expiration of the plan;

•	the material modification of the plan;

•	the exhaustion of all shares reserved under the plan before the initial public offering; or

•	the annual stockholders’ meeting that occurs after the close of the third calendar year following the calendar year in which the initial public offering occurred.

Treasury Regulation Section 1.162-27(f)(3) generally provides that compensation received pursuant to the exercise of a stock option, or substantial vesting of restricted property, granted or awarded under a plan described in the immediately preceding sentence will not be subject to the $1 million limitation on deductibility if the grant occurs before the earliest of the events listed in the immediately preceding sentence.

The EIP Plan expires in June 2014. The share reserve under the EIP Plan prior to our initial public offering has not been exhausted. Although we do not believe that the amendment to the EIP Plan relating to automatic grants to directors would be a material modification of the EIP Plan within the meaning of the Treasury Regulation, there is a possibility that, if our stockholders do not ratify the EIP Plan at the meeting, stock option grants awarded under the EIP Plan after the meeting that otherwise meet the requirements for exemption under Code Section 162(m) of compensation earned upon exercise of the option or right would be subject to the deductibility limits imposed by Code Section 162(m) on compensation paid to our Covered Individuals.

Our Board of Directors believes that avoiding the application of the Code Section 162(m) deductibility limits will allow us to continue to utilize equity incentives to attract and retain the services of key individuals essential to our long-term growth and financial success and to continue to ensure that any compensation deemed paid by us in connection with disqualifying dispositions of incentive stock option shares or the exercise of non-statutory options (in each case granted after the meeting and otherwise in compliance with the requirements of Code Section 162(m)) will qualify as performance-based compensation for purposes of Code Section 162(m) and will not have to be taken into account for purposes of the $1 million limitation per Covered Individual on the deductibility of compensation paid to our executive officers. We rely significantly on equity incentives (such as stock option grants) to attract and retain key employees and believe that such equity incentives are necessary for us to remain competitive in the marketplace for executive talent and other key employees.

The following is a summary of the principal features of the EIP Plan. However, this summary does not set forth a complete description of all provisions of the EIP Plan, a copy of which is attached hereto as Appendix B.

Equity Incentive Programs

The EIP Plan consists of three separate equity incentive programs: (a) the Discretionary Option Grant Program, (b) the Stock Issuance Program and (c) the Automatic Option Grant Program for non-employee Board members. The principal features of each program are described below. The Compensation Committee of the Board of Directors will administer the Discretionary Option Grant and Stock Issuance Programs. The Board of Directors has also appointed a secondary committee of one Board member (Scott Harmon) to have separate but concurrent authority with the Compensation Committee to make option grants under the Discretionary Option Grant Program and issue stock under the Stock Issuance Program to individuals other than our executive officers and non-employee Board members. All grants under the Automatic Option Grant Program will be made in strict compliance with the express provisions of such program. Neither the Compensation Committee nor any secondary committee will exercise any administrative discretion under the Automatic Option Grant Program.

The term Plan Administrator, as used in this summary, will mean the Compensation Committee and any secondary committee, to the extent that each such entity is acting within the scope of its administrative jurisdiction under the EIP Plan.

Share Reserve

An aggregate of 1,397,665 shares of our common stock were initially authorized for issuance over the term of the EIP Plan, including those reserved for issuance at the time that the EIP Plan was adopted under our predecessor 1997 Stock Option Plan. In addition, on the first day of each calendar year during the term of the EIP Plan, the number of shares of common stock available for issuance under the EIP Plan will automatically increase by an amount equal to the lesser of (1) 4% of the total number of shares of common stock that are then outstanding; (2) 1.25 million shares; or (3) a lesser number determined by our Board. At its meeting in January of 2005, our Board determined that the number of shares of common stock available for issuance under the EIP Plan would increase by the lesser number of one million shares. In general, if options or shares awarded under the Equity Incentive Plan or options awarded under the 1997 Stock Option/Stock Issuance Plan are forfeited, then those options or shares will again become available for awards under the EIP Plan. No participant in the EIP Plan may receive option grants or direct stock issuances for more than 1,250,000 shares of common stock in the aggregate per calendar year.

As of March 25, 2005, 1,664,466 shares of common stock authorized under the EIP Plan were subject to outstanding options, 2,600 shares of common stock authorized under the EIP Plan had been issued, and 947,791 shares of common stock remained available for future awards. The shares of common stock issuable under the EIP Plan may be drawn from shares of our authorized but unissued shares of common stock or from shares of common stock reacquired by us, including shares repurchased on the open market.

In the event any change is made to the outstanding shares of common stock by reason of any recapitalization, stock dividend, stock split, combination of shares, exchange of shares or other change in corporate structure effected without our receipt of consideration, appropriate adjustments will be made to: (a) the maximum number and/or class of securities issuable under the EIP Plan, (b) the maximum number and/or class of securities by which the share reserve may increase annually under the automatic share increase reserve provisions, (c) the number and/or class of securities for which any one person may be granted options or direct stock issuances per calendar year, (d) the number and/or class of securities for which automatic option grants are to be subsequently granted to eligible directors and (e) the number and/or class of securities and the exercise price per share in effect under each outstanding option (including any options reserved for issuance under the predecessor 1997 Employee Stock Option Plan, which was incorporated into the EIP Plan).

Eligibility

Officers and employees, non-employee Board members and independent consultants in the service of us or our subsidiaries (whether now existing or subsequently established) are eligible to participate in the Discretionary Option Grant and Stock Issuance Programs. Participation in the Automatic Option Grant Program is limited to non-employee members of our Board of Directors.

As of March 25, 2005, seven executive officers, five non-employee Board members and approximately 350 other employees and consultants were eligible to participate in the Discretionary Option Grant and Stock Issuance Programs and our five non-employee Board members were also eligible to participate in the Automatic Option Grant Program.

Valuation

The fair market value per share of common stock on any relevant date under the EIP Plan is deemed to be equal to the closing sales price per share on that date as quoted on the NASDAQ Stock Market. On March 25, 2005, the fair market value per share determined on such basis was $10.02.

Discretionary Option Grant Program

The Plan Administrator has complete discretion under the Discretionary Option Grant Program to determine which eligible individuals are to receive option grants, the time or times when those grants are to be made, the number of shares subject to each such grant, the status of any granted option as either an incentive stock option or a non-statutory option under the federal tax laws, the vesting schedule (if any) to be in effect for the option grant and the maximum term for which any granted option is to remain outstanding.

Each granted option will have an exercise price per share determined by the Plan Administrator and may be less than, equal to or greater than the fair market value of the shares on the grant date; except that options intended to be incentive stock options and non-qualified options intended to qualify as “performance based compensation” under Code section 162(m) must have an exercise price of not less than fair market value on the date of grant. In addition, in order to avoid treatment of non-statutory options as non-qualified deferred compensation, within the meaning of Code section 409A, all such options must have an exercise price of not less than fair market value on the date of grant. No granted option will have a term in excess of ten years, and the option will generally become exercisable in one or more installments over a specified period of service measured from the grant date. However, one or more options may be structured so that they will be immediately exercisable for any or all of the option shares. The shares acquired under immediately exercisable options will be subject to repurchase by us, at the exercise price paid per share, if the optionee ceases service with us prior to vesting in those shares.

Upon cessation of service, the optionee will have a limited period of time in which to exercise any outstanding option to the extent exercisable for vested shares. The Plan Administrator will have complete discretion to extend the period following the optionee’s cessation of service during which his or her outstanding options may be exercised and/or to accelerate the exercisability or vesting of such options in whole or in part. Such discretion may be exercised at any time while the options remain outstanding, whether before or after the optionee’s actual cessation of service.

The Plan Administrator also has the authority to effect the cancellation of outstanding options under the Discretionary Option Grant Program (and outstanding options incorporated from the predecessor 1997 Employee Stock Option Plan, which was incorporated into the EIP Plan) that have exercise prices in excess of the then-current market price of our common stock and to issue replacement options with an exercise price per share based on the market price of our common stock at the time of the new grant.

Stock Issuance Program

Shares of our common stock will be issued under the Stock Issuance Program at a price per share equal to the fair market value of the shares on the issuance date unless otherwise determined by the Plan Administrator. Shares will be issued for such valid consideration as the Plan Administrator deems appropriate, including cash and promissory notes. The shares may also be issued as a bonus for past services without any cash outlay required of the recipient. The shares issued may be fully vested upon issuance or may vest upon the completion of a designated service period or the attainment of pre-established performance goals. The Plan Administrator will, however, have the discretionary authority at any time to accelerate the vesting of any and all unvested shares outstanding under the Stock Issuance Program.

Automatic Option Grant Program

Under the Automatic Option Grant Program, each non-employee director who first becomes a non-employee board member will be granted an option to purchase 60,000 shares of our common stock on the date such individual joins the board. These options will become vested as follows: 33% of the option shares become vested upon the completion of 12 months of service and an additional 8.33% of the option shares become vested upon the completion of each quarter of service thereafter. In addition, at each annual meeting of stockholders, each individual who will continue to be a director after such annual meeting will receive an additional option to purchase 20,000 shares of common stock. These options will vest at a rate of 8.33% upon the completion of each quarter of service after the grant date. Each director who received an initial option grant under the automatic option grant program will first be eligible to receive an annual option grant under the automatic option grant program in the calendar year following the year in which he or she received the initial option grant. There will be no limit on the number of such 20,000 share option grants any one eligible non-employee Board member may receive over his or her period of continued Board service.

Each automatic grant will have an exercise price per share equal to the fair market value per share of common stock on the grant date and will have a maximum term of ten years, subject to earlier termination following the optionee’s cessation of Board service. Each outstanding automatic option grant will automatically accelerate and become immediately exercisable for any or all of the option shares as fully-vested shares upon certain changes in control or ownership of Motive or upon the optionee’s death or disability while a Board member. Following the optionee’s cessation of Board service for any reason, each option will remain exercisable for a 12-month period and may be exercised during that time for any or all shares in which the optionee is vested at the time of such cessation of Board service.

General Provisions

Accelerated Vesting

In the event that we are acquired by merger or asset sale, each outstanding, unvested option under the Discretionary Option Grant Program that is not to be assumed or replaced by the successor corporation or otherwise continued in effect will automatically vest in full, and all unvested shares outstanding under the Discretionary Option Grant Program will immediately vest, except to the extent our repurchase rights with respect to those shares are to be assigned to the successor corporation or otherwise continued in effect. The options granted to non-employee directors under the Automatic Option Grant Program will automatically accelerate and become exercisable in full upon any acquisition or change in control transaction. In addition, all options held by our employees are subject to immediate and full acceleration of vesting upon the occurrence of both of the following: (a) a Change in Control of the company (as such term is defined in our EIP Plan), and (b) an involuntary termination of employment within 12 months following the effective date of such Change in Control. The acceleration of vesting in the event of a change in the ownership or control of Motive may be seen as an anti-takeover provision and may have the effect of discouraging a merger proposal, a takeover attempt or other efforts to gain control of us.

Special Tax Election

The Plan Administrator may provide one or more holders of non-statutory options under the EIP Plan with the right to have us withhold a portion of the shares otherwise issuable to such individuals in satisfaction of the withholding taxes to which such individuals become subject in connection with the exercise of those options or the vesting of those shares. Alternatively, the Plan Administrator may allow such individuals to deliver previously acquired shares of common stock in payment of such withholding tax liability.

Amendment and Termination

The Board of Directors may amend or modify the EIP Plan at any time, subject to any required stockholder approval pursuant to applicable laws and regulations. Unless sooner terminated by the Board, the EIP Plan will terminate on the earliest of (a) June 25, 2014, (b) the date on which all shares available for issuance under the EIP Plan have been issued as fully-vested shares or (c) the termination of all outstanding options in connection with certain changes in control or ownership of Motive.

Federal Income Tax Consequences

Option Grants

Options granted under the EIP Plan may be either incentive stock options, which satisfy the requirements of Section 422 of the Code, or non-statutory options, which are not intended to meet such requirements. The federal income tax treatment for the two types of options differs as follows:

Incentive Options. No taxable income is recognized by the optionee at the time of the option grant, and no taxable income is generally recognized at the time the option is exercised. However, the optionee would have a “tax preference” equal to the excess of the fair market value of such shares on the option exercise date over the exercise price paid for the shares, which may result in liability for alternative minimum tax purposes. The optionee will, however, recognize taxable income in the year in which the purchased shares are sold or otherwise disposed. For federal tax purposes, dispositions are divided into two categories: qualifying and disqualifying. A qualifying disposition occurs if the sale or other disposition is made after the optionee has held the shares for more than two years after the option grant date and more than one year after the exercise date. If either of these two holding periods is not satisfied, then a disqualifying disposition will result.

If the optionee makes a disqualifying disposition of the purchased shares, we will be entitled to an income tax deduction, for the taxable year in which such disposition occurs, equal to the lesser of (a) the excess of the fair market value of such shares on the option exercise date over the exercise price paid for the shares, or (b) the amount realized on the disposition over the exercise price paid for the shares. If the optionee makes a qualifying disposition, we will not be entitled to any income tax deduction.

Non-Statutory Options. No taxable income is recognized by an optionee upon the grant of a non-statutory option. The optionee will generally recognize ordinary income, in the year in which the option is exercised, equal to the excess of the fair market value of the purchased shares on the exercise date over the exercise price paid for the shares, and the optionee will be required to satisfy the tax withholding requirements applicable to such income. If the shares acquired upon exercise of the non-statutory option are unvested and subject to repurchase by us in the event of the optionee’s termination of service prior to vesting in those shares, then the optionee will not recognize any taxable income at the time of exercise but will have to report as ordinary income, as and when our repurchase right lapses, an amount equal to the excess of (a) the fair market value of the shares on the date the repurchase right lapses over (b) the exercise price paid for the shares. The optionee may, however, elect under Section 83(b) of the Code to include as ordinary income in the year of exercise of the option an amount equal to the excess of (a) the fair market value of the purchased shares on the exercise date over (b) the exercise price paid for such shares. If the Section 83(b) election is made, the optionee will not recognize any additional income as and when the repurchase right lapses.

We will be entitled to an income tax deduction equal to the amount of ordinary income recognized by the optionee with respect to the exercised non-statutory option. The deduction will generally be allowed for the taxable year in which such ordinary income is recognized by the optionee.

Direct Stock Issuances

The tax principles applicable to direct stock issuances under the EIP Plan will be substantially the same as those summarized above for the exercise of non-statutory option grants.

Deductibility of Executive Compensation

We believe that any compensation deemed paid by us in connection with disqualifying dispositions of incentive stock option shares or the exercise of non-statutory options subject to awards made prior to the meeting (or subsequent to stockholder ratification and approval of this Proposal at the meeting) with exercise prices not less than the fair market value of the option shares on the grant date will qualify as performance-based compensation for purposes of Code Section 162(m) and will not have to be taken into account for purposes of the $1 million limitation per Covered Individual on the deductibility of compensation paid to our executive officers.

Accordingly, all compensation deemed paid with respect to those options will be deductible by us without limitation under Code Section 162(m). However, if this Proposal is not ratified and approved by stockholders at the meeting, then any compensation deemed paid by us in connection with disqualifying dispositions of incentive stock option shares or the exercise of non-statutory options subject to awards made under the EIP Plan to our executive officers after the meeting would be subject to the deductibility limits imposed by Code Section 162(m).

We believe that any compensation deemed paid by us in connection with direct stock issuances made prior to the meeting will qualify for treatment as performance-based compensation for purposes of Code Section 162(m) and will not have to be taken into account for purposes of the $1 million limitation per Covered Individual on the deductibility of compensation paid to our executive officers. Accordingly, all compensation deemed paid with respect to those issuances will be deductible by Motive without limitation under Code Section 162(m). However, regardless of stockholder ratification and approval of this Proposal at the meeting, any compensation deemed paid by us in connection with direct stock issuances after the meeting will have to be taken into account for purposes of such $1 million limitation unless and to the extent that such direct stock issuances otherwise qualify as performance-based compensation for purposes of Code Section 162(m).

Code Section 409A.

Code Section 409A imposes new constraints on nonqualified deferred compensation, and some awards under the EIP Plan may be subject to these new rules. Failure to comply with the new rules under Section 409A may result in the early taxation of deferred compensation, including some EIP Plan benefits, and the imposition of a 20% penalty. The new Section 409A is effective with respect to amounts deferred after December 31, 2004, but may also apply to amounts deferred earlier under arrangements that are materially modified after October 3, 2004. Nothing in the amendment to the EIP Plan is intended to enlarge or modify those awards granted under the plan prior to December 31, 2004. In IRS Notice 2005-1, the Treasury Department has provided interim guidance on transition issues and the meaning of various provisions of new Section 409A and is expected to provide additional guidance later in calendar year 2005. We intend to design awards granted under the EIP Plan in a manner that will satisfy the requirements of the new Section 409A to avoid the imposition of excise tax thereunder, but anticipate that we may be required to amend the EIP Plan (and, potentially, outstanding award agreements) before December 31, 2005, to make changes necessary to comply with future guidance.

Accounting Treatment

We have elected to follow Accounting Principles Board Opinion No. 25, Accounting for Stock Issued to Employees (“APB 25”), in accounting for our employee stock options. Under APB 25, if the exercise price of an employee’s stock options equals or exceeds the market price of the underlying stock on the date of grant, no compensation expense is recognized. Option grants with exercise prices less than the fair market value of the shares on the grant date will result in a direct compensation expense in an amount equal to the excess of such fair market value over the exercise price. The expense must be amortized against our earnings over the period that the option shares vest. Although Statement of Financial Accounting Standards No. 123, Accounting for Stock-Based Compensation (“SFAS 123”), allows us to continue to follow the present APB 25 guidelines, we are required to disclose, as if we had adopted SFAS 123, pro forma net income (loss) and net income (loss) per share as if the fair value of options at the time of grant was treated as compensation expense. In addition, the number of outstanding options may be a factor in determining our earnings per share on a diluted basis.

Direct stock issuances under the EIP Plan that do not contain performance criteria governing when the options will vest will result in a direct charge to our reported earnings in an amount equal to the excess of the fair market value of the issued shares on the issue date over the cash and other property paid in consideration for the shares and will be expensed immediately against our earnings on the issue date. Direct stock issuances that performance criteria will result in a direct charge to our reported earnings based upon the excess of the fair market value of the issued shares (measured initially as of the issue date and then subsequently on the date of achievement of each performance target) over the cash and other property paid in consideration for the shares and will be amortized against our earnings over the period that the performance targets are achieved. Accordingly, the expense for performance-based direct stock issuances will include any appreciation in the value of the issued shares over the period between the issue date and the date of achievement of each performance target.

In December 2004, the FASB issued SFAS No. 123 (revised 2004), Share-Based Payment, (“SFAS 123R”). SFAS 123R addresses the accounting for share-based payments to employees, including grants of employee stock options. Under the new standard, companies will no longer be able to account for share-based compensation transactions using the intrinsic value method in accordance with APB No. 25, Accounting for Stock Issued to Employees. Instead, companies will be required to account for such transactions using a fair-value method and recognize the expense in the consolidated statement of operations. SFAS 123R will be effective for periods beginning after June 15, 2005 and allows, but does not require, companies to restate the full fiscal year of 2005 and prior years presented to reflect the impact of expensing share-based payments under SFAS 123R. We have not yet determined which fair-value method and transitional provision we will follow. However, we expect that the adoption of SFAS 123R will have a significant impact on our results of operations, but not on our overall financial position.

Required Vote and Recommendation

The ratification and approval of the EIP Plan requires that the number of shares cast in favor of the ratification exceed the number of votes cast in opposition to the ratification. Abstentions and broker non-votes will not be counted as votes cast in favor of or in opposition to the ratification. Shares represented by proxies will be voted for the ratification and approval of the EIP Plan, unless authority to do so is specifically withheld. Should such stockholder ratification not be obtained, then we could be subject to the deductibility limits imposed by Code Section 162(m) with respect to stock option grants awarded to our executive officers under the EIP Plan after the meeting.

The Board of Directors recommends a vote FOR the ratification and approval of our

Amended and Restated Equity Incentive Plan

PROPOSAL THREE:

RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP AS

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2005

The audit committee of our Board of Directors has selected Ernst & Young LLP as our independent registered public accounting firm to audit our consolidated financial statements for the fiscal year ending December 31, 2005, and our stockholders are being asked to ratify this selection. Ernst & Young LLP has been our independent registered public accounting firm since March 2000 and, upon recommendation of the audit committee, their reappointment as independent registered public accounting firm for the fiscal year ending December 31, 2005 has been approved by our Board of Directors.

Although we are not required to seek stockholder approval of this appointment, we believe it is sound corporate practice to do so. If our stockholders do not ratify this appointment, our audit committee will investigate the reasons for that stockholder rejection and will reconsider the appointment. Even if our stockholders do ratify the decision to use Ernst & Young LLP as independent registered public accounting firm for the fiscal year ending December 31, 2005, our audit committee may, in its discretion, direct the appointment of different independent registered public accounting firm at any time during the year if it determines that such a change would be in our best interests and those of our stockholders.

Representatives of Ernst & Young LLP are expected to be present at the annual meeting and will have the opportunity to make a statement if they desire to do so and are expected to be available to respond to appropriate questions.

Required Vote and Recommendation

Ratification of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2005 requires that the number of shares cast in favor of the ratification exceed the number of votes cast in opposition to the ratification. Abstentions and broker non-votes will not be counted as votes cast in favor of or in opposition to the ratification. Shares represented by proxies will be voted for the ratification of Ernst & Young LLP as our independent registered public accountants for the fiscal year ending December 31, 2005, unless authority to do so is specifically withheld.

The Board of Directors recommends a vote FOR the ratification of the selection of Ernst &

Young LLP as independent registered public accounting firm for the fiscal year ending

December 31, 2005

CORPORATE GOVERNANCE PRINCIPLES AND BOARD MATTERS

General

Our Board of Directors and management remain committed to good corporate governance to ensure that we are managed for the long-term benefit of our stockholders. We have in place a variety of policies and practices to promote good corporate governance. A majority of our Board of Directors is independent in accordance with the rules of NASDAQ, and all members of the audit committee, compensation committee, and nominating committee also meet the NASDAQ guidelines for independence. Compensation of our chief executive officer is approved by our compensation committee, which evaluates our CEO’s performance in light of preset corporate goals and objectives. In addition, we have:

•	established disclosure control policies and procedures in accordance with the requirements of the Sarbanes-Oxley Act;

•	established a procedure for receipt and treatment of anonymous and confidential complaints or concerns regarding audit or accounting matters; and

•	established a Code of Business Conduct and Ethics applicable to our directors, officers and employees.

Copies of our Code of Business Conduct and Ethics and committee charters can be found on the investor relations portion of our website at www.motive.com.

Board Meetings and Committees

During the fiscal year ended December 31, 2004, our Board of Directors held eight meetings. Each incumbent director attended or participated in at least 75% of the aggregate of (i) the total number of meetings of our Board of Directors held during such director’s tenure on our Board of Directors, and (ii) the total number of meetings held during such director’s tenure on our Board of Directors by all committees of the Board of Directors on which each such director served. Our Board of Directors and committees of the Board of Directors also approved certain matters by unanimous written consent. Although we do not have a formal policy regarding attendance by board members at our annual meeting of stockholders, we encourage each of our directors to attend. Our Board of Directors has a compensation committee, an audit committee and a nominating committee. Each of these committees is described as follows:

Audit Committee. The audit committee was established on January 23, 2004. On that date, our Board of Directors adopted an audit committee charter, a copy of which is attached to this proxy statement as Appendix A and can be accessed electronically at the investor relations portion of our website at www.motive.com. The report of the audit committee for fiscal year 2004 is included in this proxy statement. During the period from January through September of 2004, the audit committee consisted of Tom Meredith, David Sikora, and Michael LaVigna. From September through the end of 2004, the audit committee consisted of Tom Meredith, David Sikora and Harvey White. The members of the audit committee who served during fiscal year 2004 are “independent” as defined under NASDAQ Marketplace Rule 4200(a)(l5), and met the independence requirements of Rule 10A-3(b)(i) of the Securities Exchange Act of 1934, as well as the requirements of NASDAQ Marketplace Rule 4350(d)(2). Mr. Meredith serves as chairman of the audit committee and the Board of Directors has determined that Mr. Meredith qualifies as a “financial expert” as defined by the rules of the Securities Exchange Commission. The audit committee met three times during fiscal year 2004. The audit committee is responsible for the oversight of the quality and integrity of our financial statements, our compliance with legal and regulatory requirements, the qualifications and independence of our independent auditors, the performance of our internal audit function and independent registered public accounting firm and other significant financial matters. In discharging its duties, the audit committee is expected to:

•	have the sole authority to appoint, retain, compensate, evaluate and terminate our independent registered public accounting firm;

•	review and approve the scope of our annual audit;

•	review and pre-approve the engagement of our independent registered public accounting firm to perform audit and non-audit services and the related fees;

•	review the integrity of our financial reporting process;

•	review our financial statements and disclosures and Securities and Exchange Commission filings; and

•	review disclosures from our independent registered public accounting firm regarding Independence Standards Board Standard No. 1.

Compensation Committee. The compensation committee was established on January 23, 2004. On that date, our Board of Directors adopted a compensation committee charter, a copy of which can be accessed electronically at the investor relations portion of our website at www.motive.com. The report of the compensation committee for fiscal year 2004 is included in this proxy statement. During the period from January through September of 2004, the compensation committee consisted of Tom Meredith and John Thornton. From September through the end of 2004, the compensation committee consisted of Virginia Gambale and Tom Meredith. Ms. Gambale is the chairperson for the compensation committee. The Board of Directors has determined that each of the members of the compensation committee is a “non-employee director”, as defined in Rule 16b-3 promulgated under the Exchange Act, and an “outside director”, as defined pursuant to Section 162(m) of the Internal Revenue Code of 1986. The members of the compensation committee who served during fiscal year 2004 are “independent” as defined under NASDAQ Marketplace Rule 4200(a)(l5). The compensation committee met once during fiscal year 2004. The compensation committee is responsible for:

•	overseeing our overall compensation and benefits policies;

•	overseeing and setting salaries, incentives and other forms of compensation for our executive officers; and

•	evaluating the performance of executive officers, and reviewing our management succession plan.

Nominating Committee. The nominating committee was established on January 23, 2004. On that date, the Board of Directors adopted a nominating committee charter, a copy of which can be accessed electronically at the investor relations portion of our website at www.motive.com. During the period from January through September of 2004, the nominating committee consisted of Michael LaVigna and David Sikora. From September through the end of 2004, the nominating committee consisted of David Sikora and Tom Meredith. Mr. Sikora is the chairman of the nominating committee. The members of the nominating committee who served during fiscal year 2004 are “independent” as defined under NASDAQ Marketplace Rule 4200(a)(l5). The nominating committee did not meet during fiscal year 2004. The nominating committee is expected to:

•	identify, evaluate and recommend nominees for the Board of Directors and for board committees;

•	evaluate the composition, organization and performance of the Board of Directors and its committees;

•	make recommendations to the board as to determination of directors’ independence;

Board Compensation

In fiscal 2004, our Equity Incentive Plan provided that new non-employee directors were automatically granted an initial option to purchase 12,500 shares of our common stock when they first joined the board, and thereafter receive annual grants to purchase 6,250 shares of our common stock on the date of each annual stockholders meeting if they were to remain as directors thereafter. Additionally, all non-employee directors received a fee for each meeting of our Board of Directors or committees thereof that they attended, and had the choice of taking this per-meeting fee as either $1,500 in cash, or an option to purchase 1,500 shares of our common stock at an exercise price equal to the closing price of our stock on NASDAQ on the date of the applicable meeting.

At its meeting in January 2005, our Board of Directors adopted a new remuneration plan for its members. Under the new plan, non-employee directors are compensated by receiving stock options as outlined below pursuant to our Amended and Restated Equity Incentive Plan, an annual retainer of $15,000, a $1,500 fee for attendance of board meetings, and a $750 fee for attendance of committee meetings. Additionally, the chairperson of the audit committee receives an additional yearly fee of $15,000, and the chairperson of each of the compensation and nominating committees receives an additional yearly fee of $5,000. Under the new plan, each non-employee director is given the choice in January of each year as to whether to receive the above fees in cash or in options to purchase our common stock. If the director chooses to receive such fees in stock options, the director receives an option to purchase an amount of stock calculated using the Black-Scholes method plus twenty percent, based upon the closing price of our stock on NASDAQ on the applicable date.

Pursuant to our Amended and Restated Equity Incentive Plan, non-employee directors will automatically be granted an initial option to purchase 60,000 shares of our common stock when they first join the board, and thereafter receive annual grants to purchase 20,000 shares of our common stock on the date of each annual stockholders meeting if they are to remain as directors thereafter. The initial option grant will vest as to 33% of the option grant on the first anniversary such director’s appointment or election to the board, and an additional 8.33% will vest upon the completion of each successive three-month period of service thereafter. Annual grants will vest as to 8.33% of the option grant upon the completion of each successive three-month period of service. Each option granted to our directors under the plan will have a seven-year term and terminate 12 months after the director ceases to be one of our directors.

Director Nomination Procedures

Stockholder Nominee. The policy of the nominating committee is to consider properly submitted stockholder nominations for candidates for membership on the board as described below under “Identifying and Evaluating Nominees for Directors.” In evaluating such nominations, the nominating committee seeks to achieve a balance of knowledge, diversity, experience and capability on the Board of Directors and to address the membership criteria set forth below under “Director Qualifications.” Stockholders desiring to submit recommendations for nominations for candidates to the nominating committee should do so not later than 120 calendar days prior to the first anniversary of the date of the proxy statement for the prior annual meeting of stockholders. In the event that the date of the annual meeting of stockholders for the current year is more than 30 days following the first anniversary date of the annual meeting of stockholders for the prior year, the submission of a recommendation will be considered timely if it is submitted a reasonable time in advance of the mailing of our proxy statement for the annual meeting of stockholders for the current year. Such recommendations should be accompanied by (i) the name and address of the recommending stockholder(s), (ii) the number of shares held by such stockholder(s) and the length of time such shares have been held, (iii) a statement as to whether the stockholder has a good faith intention to continue to hold the reported shares through the date of our next annual meeting of stockholders, (iv) the qualifications and contact information of the candidate, (v) a statement as to the ability of the candidate to represent all of our stockholders, (vi) the information relating to the candidate required by Items 401, 403 and 404 of SEC Regulation S-K, (vii) all relationships between the candidate and the recommending stockholder(s), any of our competitors, customers, suppliers, or other persons with special interests relating to us, and (viii) the consent of the candidate to be interviewed by the nominating committee, and, if nominated and elected, to serve as one of our directors. The nominating committee will consider such candidate, and will advise the recommending stockholder or group of stockholders as to its final decision.

In addition, the bylaws of Motive permit stockholders to nominate directors for consideration at an annual stockholder meeting. For a description of the process for nominating directors in accordance with Motive’s bylaws, see “Questions and Answers about the Proxy Materials and the Annual Meeting—May I Propose Actions for Consideration at Next Year’s Annual Meeting of Stockholders or Nominate Individuals to Serve as Directors?”

Director Qualifications. The nominating committee charter and policy and procedures regarding identification and evaluation of directors contain criteria that apply to candidates potentially recommended by the nominating committee for a position on our board. The qualifications to be considered by the nominating committee include integrity, absence of conflicts of interest, fair and equal representation, achievement, oversight experience, business understanding, and the ability of the candidate to devote the necessary time and attention to serving as a director and a committee member. The nominating committee will also take into account the independence, financial literacy and financial expertise standards required under our corporate governance guidelines, the board committees’ charters and applicable laws and regulations. Overall, the nominating committee seeks to achieve a balance of knowledge, diversity, experience and capability on the Board of Directors.

Identifying and Evaluating Nominees for Directors. The nominating committee utilizes a variety of methods for identifying and evaluating nominees for director. The nominating committee regularly assesses the appropriate size of the Board of Directors, and whether any vacancies on the Board of Directors are expected due to retirement or otherwise. In the event that vacancies are anticipated, or otherwise arise, the nominating committee considers various potential candidates for director. Candidates may come to the attention of the nominating committee through current board members, professional search firms engaged by us, stockholders or other persons. These candidates are evaluated at regular or special meetings of the nominating committee, and may be considered at any point during the year. As described above, the nominating committee considers certain properly submitted stockholder nominations for candidates for the Board of Directors. Following verification of the stockholder status of persons proposing candidates, recommendations are aggregated and considered by the nominating committee at a regularly scheduled meeting, which is generally the first meeting prior to the issuance of the proxy statement for Motive’s annual meeting. If any materials are provided by a stockholder in connection with the nomination of a director candidate, such materials are forwarded to the nominating committee. The nominating committee also reviews materials provided by professional search firms engaged by us or other parties in connection with a nominee who is not proposed by a stockholder.

Shareholder Communications with the Board of Directors

Stockholders of Motive may communicate with our Board of Directors as a group or individually by sending a letter to Motive’s Chairman of the Board of Directors c/o Motive’s Secretary at 12515 Research Blvd., Building 5, Austin, Texas 78759. Communications that are intended specifically for certain director(s) should be sent to the address above to the attention of the intended director(s). Stockholders wishing to submit proposals for inclusion in the proxy statement relating to the 2006 Annual Meeting of Stockholders should follow the procedures specified in the “Questions and Answers about the Proxy Materials and the Annual Meeting—May I Propose Actions for Consideration at Next Year’s Annual Meeting of Stockholders or Nominate Individuals to Serve as Directors?”

Code of Business Conduct and Ethics

We have adopted a Code of Business Conduct and Ethics that applies to all of our employees, officers and directors, including our senior financial officers. Our Code of Business Conduct and Ethics is posted on the investor relations portion of our website and can be accessed electronically at www.motive.com.

Compensation Committee Interlocks and Insider Participation

During fiscal 2004, no member of the compensation committee was an officer or employee of Motive, and no member of the compensation committee or executive officer of Motive served as a member of the Board of Directors or compensation committee of any entity that has an executive officer serving as a member of our Board of Directors or compensation committee. Mr. Harmon, who is chief executive officer and the chairman of our Board of Directors, participates in all discussions regarding salaries and incentive compensation for executive officers of Motive, except that Mr. Harmon is excluded from discussions regarding his own salary and incentive compensation.

EQUITY COMPENSATION PLAN INFORMATION

Summary Table

The following table sets forth certain information as of December 31, 2004 with respect to compensation plans under which shares of our common stock may be issued:

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (1)	Weighted average exercise price of outstanding options, warrants and rights (2)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (1)) (3)
Equity compensation plans approved by stockholders	4,363,276	$6.75	358,088
Equity compensation plans not approved by stockholders	—	—	—
Total	4,363,276	$6.75	358,088

(1)	Consists of the Motive Communications 1997 Stock Option/Stock Issuance Plan, the Ventix Stock Option Plan, the 1998 BroadJump Stock Option Plan, and the Amended and Restated Equity Incentive Plan, each of which was approved by our stockholders.
(2)	Excludes purchase rights accrued under our Employee Stock Purchase Plan. Under the Employee Stock Purchase Plan, each eligible employee may purchase up to 15% of his or her compensation worth of shares of our common stock at semi-annual intervals on the last business day of January and July each year at a purchase price per share equal to 85% of the lower of (i) the fair market value per share of our common stock on the first day of the applicable six-month offering period, and (ii) the fair market value per share of our common stock on the last day of the applicable six-month offering period.
(3)	The number of shares reserved for issuance under the Amended and Restated Equity Incentive Plan (which awards may include grants of options or direct issuances of stock) is subject to the following automatic annual share reserve increase provision: On the first day of each calendar year during the term of the Amended and Restated Equity Incentive Plan, the number of shares of common stock available for issuance under the Amended and Restated Equity Incentive Plan will automatically increase by an amount equal to the lesser of (1) 4% of the total number of shares of common stock that are then outstanding; (2) 1.25 million shares; or (3) a lesser number determined by our Board of Directors. In general, if options or shares awarded under the Amended and Restated Equity Incentive Plan or options awarded under the 1997 Stock Option/Stock Issuance Plan (which was incorporated into the Amended and Restated Equity Incentive Plan) are forfeited, then those options or shares will again become available for awards under the Amended and Restated Equity Incentive Plan.

EXECUTIVE COMPENSATION

Summary Compensation Table

The following table sets forth the compensation earned in all capacities for the years ended December 31, 2004, 2003 and 2002 by our chief executive officer and each of our other four most highly compensated executive officers (the “Named Executive Officers”). Other than the salary and bonus described, or otherwise noted below, we did not pay any Named Executive Officer any fringe benefits, perquisites or other compensation in excess of 10% of that executive officer’s salary and bonus during each of 2002, 2003 and 2004.

	Annual Compensation						Long-Term Compensation
Name and Principal Position	Year	Salary($)		Bonus($)	Other Annual Compensation ($)		Securities Underlying Options
Scott Harmon Chief Executive Officer	2004 2003 2002	285,417 269,583 244,973		25,000 — —	— — —		150,000 50,000 —

Logan Wray Chief Operating Officer	2004 2003 2002	250,417 240,000 231,250		525,000 520,713 —	— — —		— 162,500 243,750	(1) (1)

Paul M. Baker Chief Financial Officer	2004 2003 2002	212,417 192,000 180,000		40,000 — —	120,062 — 101,791	(2) (4)	75,000 68,750 68,750	(3) (3)

Douglas F. McNary Executive Vice President of Corporate Development	2004 2003 2002	250,000 250,000 500,000	(5)	250,000 500,000 —	— — —		— 200,000 —

Jeffrey S. Bolke(6) Vice President of Worldwide Sales	2004 2003 2002	235,417 225,000 21,346		281,830 218,201 18,750	— — —		— 150,000 —

(1)	Options to purchase 75,000 shares of our common stock were cancelled on September 27, 2002 in connection with a stock option exchange program. On March 31, 2003, Mr. Wray received options to purchase 12,500 shares of our common stock.
(2)	Included the following amounts that we reimbursed: $8,830 in family travel and $111,233 in moving expenses, temporary living expenses and housing allowance related to 2002, 2003 and 2004.
(3)	All options granted to Mr. Baker in 2002 were cancelled on September 27, 2002 in connection with a stock option exchange program. On March 31, 2003, Mr. Baker received options to purchase 68,750 shares.
(4)	Consists of amounts reimbursed related to relocation to Austin, Texas.
(5)	Mr. McNary’s salary also consisted of $250,000 of sales commissions earned in 2002. For 2002, Mr. McNary was paid the commissions when we determined that he had satisfied his target commission objectives, which were based on a combination of bookings, revenue and management objectives.
(6)	Mr. Bolke became an employee and our Vice President of Worldwide Sales in November 2002.

Option Grants and Aggregate Option Exercises in Fiscal Year 2004, and Fiscal 2004 Year-End Option Values

The following tables set forth certain information as of December 31, 2004 and for the fiscal year then ended with respect to stock options granted to and exercised by the Named Executive Officers. The options granted to the Named Executive Officers in 2004 were granted under our Amended and Restated Equity Incentive Plan. The options granted have a seven-year term and become vested and exercisable as to 25% on the first anniversary of the date of grant, and an additional 6.25% each calendar quarter thereafter until fully vested and exercisable. The percent of the total options set forth below is based on an aggregate of 1,134,000 options granted to employees during 2004. All options were granted at the then fair market value as determined by our Board of Directors on the date of grant.

Potential realizable value represents hypothetical gains that could be achieved for the options if exercised at the end of the option term assuming that the fair market value of the common stock on the date of grant appreciates at 5% and 10% annually over the option term (seven years) and that the option is exercised and sold on the last day of its option term for the appreciated stock price. The assumed 5% and 10% rates of stock price appreciation are provided in accordance with rules of the Securities and Exchange Commission and do not represent our estimate or projection of our future common stock price. We used the grant-date price (the closing price on the NASDAQ National Market on the date of grant) in determining the value of the options granted to Named Executive Officers in 2004. The calculation includes the difference, if any, between the fair market value on the date of grant and the exercise price for such options. The hypothetical gains shown are net of the option exercise price but do not include deductions for taxes and other expenses payable upon exercise of the option or for sale of the underlying shares of common stock. Actual gains, if any, on stock option exercises will depend on the future performance of our common stock, the Named Executive Officer’s continued employment through applicable vesting periods and the date on which the options are exercised.

Name	Individual Grants				Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term
	Number of Securities Underlying Options Granted (#)	Percent of Total Options Granted to Employees in Fiscal Year (%)	Exercise or Base Price ($/SH)	Expiration Date	5%($)	10%($)
Scott L. Harmon	150,000	13.23	8.20	8/12/2011	500,734	1,166,922
R. Logan Wray	—	N/A	N/A	N/A	N/A	N/A
Paul M. Baker	75,000	6.61	8.20	8/12/2011	250,367	583,461
Douglas F. McNary	—	N/A	N/A	N/A	N/A	N/A
Jeffrey S. Bolke	—	N/A	N/A	N/A	N/A	N/A

Name			Number of Securities Underlying Unexercised Options at Fiscal Year End (#)(1)		Value of Unexercised In-the-Money Options at Fiscal Year End ($)(2)
	Number of Shares Acquired on Exercise(#)	Value Realized ($)(1)	Exercisable	Unexercisable	Exercisable	Unexercisable
Scott L. Harmon	—	N/A	50,000	150,000	319,000	477,000
R. Logan Wray	—	N/A	331,250	—	2,450,875	—
Paul M. Baker	—	N/A	68,750	75,000	438,625	238,500
Douglas F. McNary	—	N/A	237,500	—	1,461,527	—
Jeffrey S. Bolke	—	N/A	150,000	—	957,000	—

(1)	Under our 1997 Stock Option Plan, all options are immediately exercisable whether or not vested. Shares purchased upon exercise of unvested options are subject to repurchase by Motive, at its option, upon the optionee’s termination of employment at the original purchase price.
(2)	Calculated by determining the difference between the closing price of Motive’s common stock on the NASDAQ National Market on the date of exercise, or year-end ($11.38), as the case may be, and the exercise price of the in-the-money options. Such numbers do not reflect amounts actually realized upon sale of the shares by such officers.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires our officers and directors and persons who own more than 10% of a registered class of our equity securities to file certain reports regarding ownership of, and transactions in, our securities with the SEC. Such officers, directors and 10% stockholders are also required by SEC rules to furnish us with copies of all Section 16(a) forms that they file.

Based solely on our review of such forms furnished to us and written representations from certain reporting persons, we believe that all filing requirements applicable to our executive officers, directors and more than 10% stockholders were complied with during the fiscal year ended December 31, 2004.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Transactions with Directors and Officers

In October 2002, we borrowed a total of $12.5 million pursuant to senior subordinated promissory notes, of which we borrowed $11.8 million from Austin Ventures VII, L.P. Mr. John Thornton is a general partner of Austin Ventures VII, L.P. and was a director of ours until September 2004. In connection with this transaction, we issued to Austin Ventures VII, L.P. a warrant to purchase an aggregate of 425,426 shares of common stock at an exercise price of $0.004 per share. Austin Ventures VII, L.P. exercised this warrant in June 2004 via the net exercise provisions included therein and as a result was issued 425,256 shares of our common stock. Funds affiliated with Austin Ventures owned approximately 16.48% of our outstanding shares as of March 25, 2005. The promissory note issued to Austin Ventures VII, L.P. was repaid in full with a portion of the proceeds we received from our initial public offering in June 2004.

Employment Agreements and Change of Control Arrangements

If we experience a change in control, an option or other award granted under our EIP Plan will become fully exercisable and fully vested if the option or award is not assumed by the surviving corporation or its parent or if the surviving corporation or its parent does not substitute comparable awards for the awards granted under such plans. In addition, all options held by our employees are subject to immediate and full acceleration of vesting upon the occurrence of both of the following: (a) a Change in Control of the company (as such term is defined in our EIP Plan), and (b) an involuntary termination of employment within 12 months following the effective date of such Change in Control.

In January 2003, we entered into a bonus agreement with R. Logan Wray, our Chief Operating Officer. This agreement provides for 12 quarterly cash payments to Mr. Wray (in addition to his salary) each in the amount of $125,000. The agreement will terminate upon the last quarterly payment due to Mr. Wray, or earlier if (1) Mr. Wray voluntarily terminates his employment with us (except as a result of a material reduction by us in his responsibilities or in his compensation and benefits not also imposed on other senior executives) or (2) his employment is terminated due to death or disability.

In November 2001, we entered into a written agreement with Paul M. Baker, our Chief Financial Officer. This agreement provided for an initial annual base salary of $175,000, participation in our stock option program and all eligible employee benefit plans and reimbursement for certain travel expenses. In addition, we will reimburse Mr. Baker for any U.S. income taxes that he may incur on certain expense reimbursements. If we terminate Mr. Baker’s employment for any reason, Mr. Baker is entitled to receive a severance package consisting of 12 months salary plus any bonus that he would have received and continued vesting of any stock options issued to Mr. Baker for 12 months and we will repatriate Mr. Baker to the United Kingdom and reimburse his relocation expenses up to $50,000.

In January 2003, we entered into a written employment agreement with Kenny Van Zant, Executive Vice President of Marketing. This employment agreement is for a three-year term expiring January 2006 and provides for an initial annual base salary of $235,000. In addition, he is entitled to participate in employee benefit plans for which other senior executives are generally eligible. Mr. Van Zant is entitled to receive bonuses and such other compensation as we may determine that is commensurate with bonuses and other compensation that we may pay to other senior executives. Under the terms of the employment agreement, Mr. Van Zant may not terminate his employment prior to January 17, 2006 except for reasons described in the agreement, including a material breach of the agreement by us, which would include a material reduction in his duties, job title or responsibilities. Additionally, we may terminate Mr. Van Zant’s employment upon death, disability or for cause (as defined in the agreement). If we terminate Mr. Van Zant’s employment for any other reason, or if Mr. Van Zant terminates his employment due to a material breach of the agreement by us, then Mr. Van Zant will be entitled to a severance package consisting of 12 months of salary, a pro rata share of any bonus to which he would have otherwise been entitled and 12 months of benefits. Additionally, in connection with our acquisition of his previous employer, BroadJump, Mr. Van Zant entered into a Non-Competition and Non-Solicitation Agreement that expires in January 2006, for which he received $1.2 million.

In October 2002, we entered into a written agreement with Jeffrey S. Bolke, our Vice President of Worldwide Sales. This agreement provides for an annual base salary of $225,000, and target annual variable compensation of $225,000 in accordance with our sales commission plan and participation in our stock option program and all eligible employee benefit plans.

Indemnification Agreements

We have entered into indemnification agreements with each of our directors and executive officers. These agreements require us to indemnify these directors and officers to the fullest extent permitted by Delaware law.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information with respect to beneficial ownership of our common stock as of March 25, 2005 for:

•	each person who we know beneficially owns more than 5% of our common stock;

•	each of our directors;

•	each executive officer named in the Summary Compensation Table; and

•	all of our directors and executive officers as a group.

Under the rules of the Securities and Exchange Commission, beneficial ownership includes voting or investment power with respect to securities and includes the shares issuable under stock options and warrants that are exercisable within 60 days of the date set forth above. Shares issuable under stock options and warrants are deemed outstanding for purposes of computing the percentage ownership of the person holding options or warrants but are not outstanding for purposes of computing the percentage ownership of any other person.

	Shares of Common Stock Beneficially Owned (1) (2)
Name and Address of Beneficial Owner (3)	Shares	Percentage Ownership
Funds Affiliated with Austin Ventures (4) Austin Ventures 300 W. 6th Street, Suite 2300 Austin, Texas 78701-3902	4,296,150	16.48%
Funds Affiliated with Accel Ventures (5) Accel Ventures 428 University Avenue Palo Alto, California 94301	1,403,218	5.38
Funds Affiliated with T. Rowe Price Associates (6) T. Rowe Price Associates 100 E. Pratt Street Baltimore, Maryland 21202	1,812,000	6.95
Scott L. Harmon (7)	1,146,919	4.39

R. Logan Wray (8)	331,250	1.25

Paul M. Baker (9)	69,095	*

Douglas F. McNary (10)	448,172	1.70

Jeffrey S. Bolke (11)	150,000	*

Virginia Gambale (12)	673	*

Michael J. Maples, Sr. (13)	40,349	*

Tom Meredith (14)	31,067	*

David Sikora (15)	116,201	*

Harvey White (16)	673	*

Executive officers and directors as a group (12 persons) (17)	4,129,509	15.45

*	Less than 1%.

(1)	Percentage ownership is based on 26,073,732 shares of common stock outstanding as of March 25, 2005. Shares of common stock subject to options that are currently exercisable or exercisable within 60 days of that date are deemed to be outstanding for the purpose of computing the percentage ownership of a person or entity in this table, but are not treated as outstanding for the purpose of computing the percentage ownership of any other person or entity.
(2)	Except as otherwise indicated in the footnotes to this table and pursuant to applicable community property laws, to our knowledge the persons named in the table have sole voting and investment power with respect to all shares of common stock.
(3)	The address of each officer and director is c/o Motive, Inc., Attention: Investor Relations, 12515 Research Blvd., Building 5, Austin, TX 78759
(4)	Based on Schedule 13G filed with the SEC on February 11, 2005 indicating ownership as of December 31, 2004.
(5)	Based on Schedule 13G filed with the SEC on February 14, 2005 indicating ownership as of December 31, 2004.
(6)	Based on Schedule 13G filed with the SEC on February 11, 2005 indicating ownership as of December 31, 2004.
(7)	Includes 1,096,919 shares of common stock held by SLH Holdings, Ltd. Mr. Harmon is the general partner of SLH Holdings, Ltd. Includes 50,000 shares subject to options which are exercisable currently or within 60 days of March 25, 2005.
(8)	Includes 331,250 shares subject to options which are exercisable currently or within 60 days of March 25, 2005.
(9)	Includes 68,750 shares subject to options which are exercisable currently or within 60 days of March 25, 2005.
(10)	Includes 237,500 shares subject to options which are exercisable currently or within 60 days of March 25, 2005.
(11)	Includes 150,000 shares subject to options which are exercisable currently or within 60 days of March 25, 2005.
(12)	Includes 673 shares subject to options which are exercisable currently or within 60 days of March 25, 2005.
(13)	Includes 6,420 shares subject to options which are exercisable currently or within 60 days of March 25, 2005.
(14)	Includes 4,441 shares subject to options which are exercisable currently or within 60 days of March 25, 2005.
(15)	Includes 91,006 shares held by EMODL Partnership, Ltd., 2,000 shares held by David Messina 1999 Trust, 3,936 shares held by the Elizabeth A. Sikora 1998 Trust, 3,936 shares held by the Olivia P. Sikora 1998 Trust. Includes 4,793 shares subject to options which are exercisable currently or within 60 days of March 25, 2005.
(16)	Includes 673 shares subject to options which are exercisable currently or within 60 days of March 25, 2005.
(17)	Includes 904,499 shares subject to options which are exercisable currently or within 60 days of March 25, 2005.

The following pages contain a report issued by the compensation committee of our Board of Directors relating to executive compensation for the fiscal year ended December 31, 2004, a chart titled “Stock Performance Graph” and a report issued by the audit committee of our Board of Directors relating to its review of our financial statements, procedures and practices. Stockholders should be aware that under SEC rules, the Report of the Compensation Committee, the Stock Performance Graph and the Audit Committee Report are not deemed to be “soliciting material” or “filed” with the SEC under the Securities Exchange Act of 1934, and are not incorporated by reference in any past or future filing by us under the Securities Exchange Act of 1934, as amended, or the Securities Act of 1933, as amended, unless these sections are specifically referenced.

REPORT OF THE COMPENSATION COMMITTEE

The compensation committee of the Board of Directors (the “Committee”) is charged with the responsibility for setting and administering the policies governing the annual compensation of Motive’s executive officers. We seek to ensure that Motive’s compensation philosophy is consistent with the best interests of our stockholders and is properly implemented. The Board of Directors adopted a written charter for the Committee on January 23, 2004, a copy of which can be accessed electronically at the investor relations section of Motive’s website at www.motive.com. The Committee is composed of two directors, each of whom is a “non-employee director,” as defined in Rule 16b-3 promulgated under the Securities Exchange Act of 1934, as amended, and an “outside director,” as defined pursuant to Section 162(m) of the Internal Revenue Code of 1986, and is “independent” as defined under Rule 4200(a)(15) of the National Association of Securities Dealers listing standards. During the period from January through September of 2004, the Committee consisted of Tom Meredith and John Thornton. From September through the end of 2004, the Committee consisted of Virginia Gambale and Tom Meredith. The compensation committee met once during fiscal year 2004. No member of the Committee has interlocking relationships as defined by the Securities and Exchange Commission.

Compensation Philosophy

Our executive compensation philosophy is to tightly link compensation with company performance and the creation of stockholder value. This is accomplished through three primary objectives:

•	To provide a means for us to attract and retain high-quality executives,

•	To directly link executive compensation to our business and performance objectives; and

•	To reward outstanding individual performance that contributes to the long-term success of the company.

Shortly after June 30 of each calendar year, we review officer compensation levels for the upcoming twelve-month period, as well as actual bonus payments and equity awards for the completed twelve-month period. In determining overall compensation for a specific officer, we consider many factors, including the scope of the officer’s particular position, his or her performance in that position, the expected value of the officer’s future contribution to our success and growth, and our recent overall financial and business performance. We additionally review executive compensation data for the broad high-technology industry in general, and for software companies of similar size and complexity that the Committee considers to be within Motive’s peer group.

Elements of Executive Compensation

To meet the objectives described above, executive compensation for Motive’s officers is comprised of three main elements: (i) base salary, (ii) cash bonus awards, and (iii) long-term stock-based incentive awards. The overall compensation package is variable. Our policy is generally to qualify and structure such variable compensation arrangements so as to qualify for deductibility under Section 162(m) of the Internal Revenue Code. However, we reserve the discretion to pay compensation to our executive officers that may not be deductible.

Base Salary: We review salaries recommended by the Chief Executive Officer for each of our executive officers, other than the Chief Executive Officer, and set the salary and bonus potential of each executive officer on a case by case basis. Final decisions on base salary adjustments of executive officers other than the Chief Executive Officer are made with the Chief Executive Officer’s involvement. In determining the appropriate salary levels, we consider, among other factors, the scope of the officer’s particular position, his or her performance in that position, the expected value of the officer’s future contribution to our success and growth, and Motive’s recent overall financial and business performance.

Cash Bonus Awards: The amount of the cash bonus awards vary for each of the executive officers, and depend on the extent to which our business and financial objectives are achieved. Our objectives consist of operating, strategic and financial goals that are considered to be critical to our fundamental long-term goal of building stockholder value. For example, recent objectives include the company’s achievement of targeted levels for revenue, earnings per share, operating profit, and revenue backlog.

Stock-Based Incentive Awards: We believe that stock options provide additional incentive to executive officers to work toward maximizing stockholder value. Grants of stock options to executive officers are based upon each executive officer’s relative position, scope of responsibility, industry comparables, historical and expected contributions to the company, and the executive officer’s existing stock ownership and previous option grants. We strive to align the interests of Motive’s executive officers with the long-term interests of stockholders through stock option grants, which tie the financial compensation of the executive to the market perception of our performance.

Other Benefits: Other non-cash benefits that are offered to the other employees are provided to the executive officers in accordance with our established programs.

Chief Executive Officer Compensation

We meet without the presence of the Chief Executive Officer to evaluate his performance and use the same procedures described above in setting his annual compensation package. Effective July 1, 2004, we increased Mr. Harmon’s base salary from $275,000 per year to $300,000 per year, resulting in a total amount of base salary compensation paid to Mr. Harmon in the 2004 calendar year of $285,417. The cash bonus award paid to Mr. Harmon for the twelve month period ended June 30, 2004 was $25,000. His total potential bonus for twelve-month period ending June 30, 2005 is $300,000 and is tied to certain financial benchmarks and performance objectives for Motive. In setting the total cash bonus amount for the twelve months ending June 30, 2005, we considered Mr. Harmon’s past accomplishments in helping Motive grow as well as his expected contributions to Motive in the future.

On August 1, 2004, in order to provide additional incentive for to him remain as Chief Executive Officer, Mr. Harmon was awarded an option to purchase up to 150,000 shares of Motive common stock at an exercise price of $8.20 per share, which was equal to the closing price per share of Motive common stock on the NASDAQ National Market on that day. The option becomes exercisable as to  1/4 of the shares on August 1, 2005, and thereafter becomes exercisable as to an additional 1/16th of the shares each full calendar quarter of service.

From the Compensation Committee

Virginia Gambale, Committee Chair

Tom Meredith

STOCK PRICE PERFORMANCE GRAPH

The graph set forth below compares the cumulative total return to stockholders on Motive’s common stock between June 25, 2004 (the first day of public trading in our stock) and December 31, 2004 with the cumulative total returns of the NASDAQ Composite Index and the NASDAQ Computer and Data Processing Services Index over this same period. The graph assumes that $100 was invested on June 25, 2004 in our common stock and in the foregoing indices and assumes the reinvestment of dividends, if any. No dividends have been declared or paid on our common stock. Stockholder returns over the period indicated should not be considered indicative of future stockholder returns.

COMPARISON OF CUMULATIVE TOTAL RETURN AMONG

MOTIVE, INC.,

THE NASDAQ COMPOSITE INDEX, AND

THE NASDAQ COMPUTER AND DATA PROCESSING SERVICES INDEX

PRINCIPAL AUDITOR FEES AND SERVICES

The audit committee has appointed Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2005. Representatives of Ernst & Young LLP are expected to be present at the annual meeting and will have the opportunity to make a statement if they desire to do so and are expected to be available to respond to appropriate questions.

Fees Paid to Ernst & Young LLP

The following table sets forth the aggregate fees billed by Ernst & Young LLP for audit services rendered in connection with the consolidated financial statements and reports for fiscal year 2004 and 2003 and for other services rendered during fiscal year 2004 and 2003 on behalf of us and our subsidiaries, as well as all out-of-pocket costs incurred in connection with these services, which have been billed to us:

	Fiscal 2004		Fiscal 2003
Fee Category:	Amount	% of Total	Amount	% of Total
Audit Fees	$490,000	70%	$288,000	52%
Audit-Related Fees	18,500	3	93,500	17
Tax Fees	189,373	27	170,500	31
All Other Fees	—	—	4,500	—

Total Fees	$697,873	100%	$556,500	100%

Audit Fees: Consists of fees billed for professional services rendered for the audit of our consolidated financial statements and review of the interim condensed consolidated financial statements included in quarterly reports and services that are normally provided by Ernst & Young LLP in connection with statutory and regulatory filings or engagements, including our initial public offering, and attest services, except those not required by statute or regulation.

Audit-Related Fees: Consists of fees for assurance and related services that are reasonably related to the performance of the audit or review of our consolidated financial statements and are not reported under “Audit Fees”. These services include audits of our employee benefit plans, accounting consultations in connection with acquisitions and consultations concerning financial accounting and reporting standards.

Tax Fees: Consists of tax compliance/preparation and other tax services. Tax compliance/preparation consists of fees billed for professional services related to federal, state and international tax compliance, assistance with tax audits and appeals, assistance with customs and duties audits, expatriate tax services, and assistance related to the impact of mergers, acquisitions and divestitures on tax return preparation. Other tax services consist of fees billed for other miscellaneous tax consulting and planning projects. For fiscal year 2004 and 2003, these fees consisted of approximately $105,000 and $106,000, respectively, for tax compliance and approximately $84,000 and $64,000, respectively, for other tax services.

All Other Fees: Consists of fees for all other services other than those reported above. These services include subscriptions to online accounting research and resource tools. We intend to minimize services in this category.

In making its recommendation to ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2005, the audit committee has considered whether services other than audit and audit-related provided by Ernst & Young LLP are compatible with maintaining the independence of Ernst & Young LLP.

Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services of Independent Registered Public Accounting Firm

The audit committee pre-approves all audit and permissible non-audit services provided by the independent registered public accounting firm. These services may include audit services, audit-related services, tax services and other services. The audit committee has adopted a policy for the pre-approval of services provided by the independent registered public accounting firm. Under the policy, pre-approval is detailed as to the particular service or category of services and is subject to a specific budget. In addition, the audit committee may also pre-approve particular services on a case-by-case basis. For each proposed service, the independent registered public accounting firm is required to provide detailed back-up documentation at the time of approval. The audit committee may delegate pre-approval authority to one or more of its members. Such a member must report any decisions to the audit committee at the next scheduled meeting.

REPORT OF THE AUDIT COMMITTEE

The audit committee of Motive’s Board of Directors (the “Committee”) reviews Motive’s financial reporting process, system of internal controls, audit process and process for monitoring compliance with laws and regulations. The Board of Directors adopted a written charter for the Committee on January 23, 2004, a copy of which can be accessed electronically at the investor relations section of Motive’s website at www.motive.com. The Committee is composed of three directors. Each of the Committee members is “independent” as defined in Rule 4200(a)(15) of the National Association of Securities Dealers listing standards, and met the independence requirements of Rule 10A-3(b)(i) of the Securities Exchange Act of 1934, as well as the requirements of NASDAQ Marketplace Rule 4350(d)(2). During the period from January through September of 2004, the Committee consisted of Tom Meredith, David Sikora, and Michael LaVigna. From September through the end of 2004, the Committee consisted of Tom Meredith, David Sikora and Harvey White. The Committee held three meetings during the 2004 calendar year.

We have reviewed Motive’s audited financial statements and discussed such statements with management and the independent registered public accounting firm. We have also discussed with the independent registered public accounting firm during the fiscal year ended December 31, 2004 the matters required to be discussed by Statement of Auditing Standards No. 61 (Communication with Audit Committees), as amended.

We received the written disclosures and the letter from the independent registered public accounting firm required by Independence Standards Board Standard No. 1 and discussed with them their independence. We also considered whether the provision of non-audit services by the independent registered public accounting firm was compatible with maintaining the auditors’ independence and have discussed with the auditors’ their independence.

In reliance on the reviews and discussions referred to above, we recommended to the Board of Directors (and the Board has approved) that the audited financial statements be included in Motive’s Annual Report on Form 10-K for the year ended December 31, 2004 for filing with the Securities and Exchange Commission. We and the Board have also approved the selection of Ernst & Young LLP as Motive’s independent registered public accounting firm for the year ending December 31, 2005.

From the Audit Committee:

Tom Meredith, Committee Chair

David Sikora

Harvey White

OTHER MATTERS

We know of no other matters to be brought before the annual meeting. If any other matters properly come before the annual meeting, it is the intention of the persons named in the accompanying proxy to vote the shares represented as the Board of Directors may recommend.

MOTIVE’S ANNUAL REPORT ON FORM 10-K FOR THE FISCAL YEAR ENDED DECEMBER 31, 2004 IS AVAILABLE WITHOUT CHARGE TO EACH STOCKHOLDER BY SENDING A WRITTEN REQUEST TO INVESTOR RELATIONS AT MOTIVE’S ADDRESS INDICATED ON THE NOTICE OF ANNUAL MEETING OF STOCKHOLDERS ON THE FIRST PAGE OF THIS PROXY STATEMENT.

THE BOARD OF DIRECTORS

Scott L. Harmon

Chief Executive Officer and Chairman of the Board

Dated: April 1, 2005

Appendix A

MOTIVE, INC.

Audit Committee Charter

I.	Composition of the Audit Committee

The Audit Committee of the Board of Directors (the “Board”) of Motive, Inc. (the “Company”) shall be comprised of at least three directors each of whom is (i) “independent” under the rules of the Nasdaq Stock Market, Inc. (except as permitted by Nasdaq Rule 4350(d) and the Sarbanes-Oxley Act of 2002, and the rules promulgated thereunder); (ii) does not accept any consulting, advisory or other compensatory fee from the Company other than in his or her capacity as a member of the Board or any committee of the Board; and (iii) is not an “affiliate” of the Company or any subsidiary of the Company, as such term is defined in Rule 10A-3 under the Securities Exchange Act of 1934, as amended. All members of the Committee must be able to read and understand fundamental financial statements, including a company’s balance sheet, income statement, and cash flow statement, and the Committee shall have at least one member who has past employment experience in finance or accounting, requisite professional certification in accounting, or other comparable experience or background which results in the member’s financial sophistication.

No member of the Audit Committee may receive, directly or indirectly, any consulting, advisory or other compensatory fee from the Company other than (i) director’s fees, which may be received in cash, stock options or other in-kind consideration ordinarily available to directors; (ii) a pension or other deferred compensation for prior service that is not contingent on future service; and (iii) any other regular benefits that other directors receive.

Members shall be appointed by the Board and shall serve at the pleasure of the Board and for such term or terms as the Board may determine. The Nominating Committee of the Board shall make recommendations to the Board with respect to members to serve on the Audit Committee.

The Board shall designate one member of the Audit Committee as its chairperson. In the event of a tie vote on any issue, the chairperson’s vote shall decide the issue.

II.	Purposes of the Audit Committee

The purpose of the Audit Committee is to oversee the accounting and financial reporting processes of the Company and the audits of the financial statements of the Company.

The function of the Audit Committee is oversight. The management of the Company is responsible for the preparation, presentation and integrity of the Company’s financial statements. Management is responsible for maintaining appropriate accounting and financial reporting principles and policies and internal controls and procedures that provide for compliance with accounting standards and applicable laws and regulations. The independent auditors are responsible for planning and carrying out a proper audit of the Company’s annual financial statements, reviews of the Company’s quarterly financial statements prior to the filing of each quarterly report on Form 10-Q, and other procedures. In fulfilling their responsibilities hereunder, it is recognized that members of the Audit Committee are not full-time employees of the Company and are not, and do not represent themselves to be, performing the functions of auditors or accountants. As such, it is not the duty or responsibility of the Audit Committee or its members to conduct “field work” or other types of auditing or accounting reviews or procedures or to set auditor independence standards.

The independent auditors for the Company are accountable to the Board and the Audit Committee, as representatives of the shareholders. The Audit Committee is directly responsible for the appointment, retention, compensation and oversight of the work of the independent auditors (including resolving disagreements between management and the independent auditors regarding financial reporting). The independent auditors shall report directly to the Audit Committee.

The independent auditors shall submit to the Audit Committee annually a formal written statement (the “Auditors’ Statement”) describing: the auditors’ internal quality-control procedures; any material issues raised by the most recent internal quality-control review or peer review of the auditors, or by any inquiry or investigation by governmental or professional authorities, within the preceding five years, respecting one or more independent audits carried out by the auditors, and any steps taken to deal with any such issues; and (to assess the auditors’ independence) all relationships between the independent auditors and the Company, including each non-audit service provided to the Company and at least the matters set forth in Independence Standards Board No. 1.

The independent auditors shall submit to the Audit Committee annually a formal written statement of the fees billed in each of the last two fiscal years for each of the following categories of services rendered by the independent auditors: (i) the audit of the Company’s annual financial statements and the reviews of the financial statements included in the Company’s Quarterly Reports on Form 10-Q or services that are normally provided by the independent auditors in connection with statutory and regulatory filings or engagements; (ii) assurance and related services not included in clause (i) that are reasonably related to the performance of the audit or review of the Company’s financial statements, in the aggregate and by each service; (iii) tax compliance, tax advice and tax planning services, in the aggregate and by each service; and (iv) all other products and services rendered by the independent auditors, in the aggregate and by each service.

III.	Meetings of the Audit Committee

The Audit Committee shall meet once every fiscal quarter, or more frequently if circumstances dictate, to discuss with management the annual audited financial statements and quarterly financial statements, as applicable. The Audit Committee should meet separately periodically with management and the independent auditors to discuss any matters that the Audit Committee or any of these persons or firms believe should be discussed privately. The Audit Committee may request any officer or employee of the Company or the Company’s outside counsel or independent auditors to attend a meeting of the Audit Committee or to meet with any members of, or consultants to, the Audit Committee. Members of the Audit Committee may participate in a meeting of the Audit Committee by means of conference call or similar communications equipment by means of which all persons participating in the meeting can hear each other. The Audit Committee may take formal action on any matter through the execution of a written consent with respect thereto by each member of the Audit Committee.

IV.	Duties and Powers of the Audit Committee

To carry out its purposes, the Audit Committee shall have the following duties and powers:

1.	with respect to the independent auditors,

(i)	to directly appoint, retain, compensate, evaluate, and terminate the independent auditors, including sole authority to approve all audit engagement fees and terms

(ii)	to pre-approve, or to adopt appropriate procedures to pre-approve, all audit and non-audit services to be provided by the independent auditors;

(iii)	to ensure that the independent auditors prepare and deliver annually an Auditors’ Statement (it being understood that the independent auditors are responsible for the accuracy and completeness of this Statement), and to discuss with the independent auditors any relationships or services disclosed in this Statement that may impact the quality of audit services or the objectivity and independence of the Company’s independent auditors;

(iv)

to obtain from the independent auditors in connection with any audit a timely report relating to the Company’s annual audited financial statements describing all critical accounting policies and practices used, all alternative treatments of financial information within generally accepted accounting principles that have been discussed with management, ramifications of the use of such alternative disclosures and treatments, and the treatment preferred by the independent auditors, and any material written communications between the independent auditors and management, such as any “management” letter or schedule of unadjusted differences;

(v)	to review and evaluate the qualifications, performance and independence of the lead partner of the independent auditors;

(vi)	to discuss with management the timing and process for implementing the rotation of the lead audit partner, the concurring partner and any other active audit engagement team partner and consider whether there should be a regular rotation of the audit firm itself;

(vii)	to review and approve all related party transactions of the Company;

(viii)	to take into account the opinions of management in assessing the independent auditors’ qualifications, performance and independence; and

(ix)	to instruct the independent auditors that the independent auditors are ultimately accountable to the Board and the Audit Committee, as representatives of the shareholders;

2.	with respect to financial reporting principles and policies and internal controls and procedures,

(i)	to advise management and the independent auditors that they are expected to provide to the Audit Committee a timely analysis of significant financial reporting issues and practices;

(ii)	to consider any reports or communications (and management’s responses thereto) submitted to the Audit Committee by the independent auditors required by or referred to in SAS 61 (as codified by AU Section 380), as it may be modified or supplemented, including reports and communications related to:

•	deficiencies noted in the audit in the design or operation of internal controls;

•	consideration of fraud in a financial statement audit;

•	detection of illegal acts;

•	the independent auditors’ responsibility under generally accepted auditing standards;

•	any restriction on audit scope;

•	significant accounting policies;

•	significant issues discussed with the national office respecting auditing or accounting issues presented by the engagement;

•	management judgments and accounting estimates;

•	any accounting adjustments arising from the audit that were noted or proposed by the auditors but were passed (as immaterial or otherwise);

•	the responsibility of the independent auditors for other information in documents containing audited financial statements;

•	disagreements with management;

•	consultation by management with other accountants;

•	major issues discussed with management prior to retention of the independent auditors;

•	difficulties encountered with management in performing the audit;

•	the independent auditors’ judgments about the quality of the entity’s accounting principles; and

•	reviews of interim financial information conducted by the independent auditors;

(iii)	to meet with management and the independent auditors:

•	to discuss the scope of the annual audit;

•	to discuss the annual audited financial statements and quarterly financial statements, including the Company’s disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operations”;

•	to discuss any significant matters arising from any audit, including any audit problems or difficulties, whether raised by management or the independent auditors, relating to the Company’s financial statements;

•	to discuss any difficulties the independent auditors encountered in the course of the audit, including any restrictions on their activities or access to requested information and any significant disagreements with management;

•	to discuss any “management” or “internal control” letter issued, or proposed to be issued, by the independent auditors to the Company;

•	to review the form of opinion the independent auditors propose to render to the Board of Directors and shareholders; and

•	to discuss, as appropriate: (a) any major issues regarding accounting principles and financial statement presentations, including any significant changes in the Company’s selection or application of accounting principles, and major issues as to the adequacy of the Company’s internal controls and any special audit steps adopted in light of material control deficiencies; (b) analyses prepared by management and/or the independent auditors setting forth significant financial reporting issues and judgments made in connection with the preparation of the financial statements, including analyses of the effects of alternative GAAP methods on the financial statements; and (c) the effect of regulatory and accounting initiatives, as well as off-balance sheet structures, on the financial statements of the Company;

(iv)	to inquire of the Company’s chief executive officer and chief financial officer as to the existence of any significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting which are reasonably likely to adversely affect the Company’s ability to record, process, summarize and report financial information, and any fraud, whether or not material, that involves management or other employees who have a significant role in the Company’s internal control over financial reporting;

(v)	to discuss guidelines and policies governing the process by which senior management of the Company and the relevant departments of the Company assess and manage the Company’s exposure to risk, and to discuss the Company’s major financial risk exposures and the steps management has taken to monitor and control such exposures;

(vi)	to establish procedures for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters, and for the confidential, anonymous submission by Company employees of concerns regarding questionable accounting or auditing matters;

(vii)	to consider any reports concerning material violations submitted to it by Company attorneys or outside counsel pursuant to the SEC attorney professional responsibility rules (17 C.F.R. Part 205) or otherwise and determine what action or response is necessary or appropriate; and

(vii)	to establish hiring policies for employees or former employees of the independent auditors;

3.	with respect to reporting and recommendations,

(i)	to prepare any report or other disclosures, including any recommendation of the Audit Committee, required by the rules of the SEC to be included in the Company’s annual proxy statement;

(ii)	to review and reassess the adequacy of this Charter at least annually and recommend any changes to the full Board of Directors;

(iii)	to report its activities to the full Board of Directors on a regular basis and to make such recommendations with respect to the above and other matters as the Audit Committee may deem necessary or appropriate; and

(iv)	to prepare and review with the Board an annual performance evaluation of the Audit Committee, which evaluation must compare the performance of the Audit Committee with the requirements of this Charter. The performance evaluation by the Audit Committee shall be conducted in such manner as the Audit Committee deems appropriate. The report to the Board may take the form of an oral report by the chairperson of the Audit Committee or any other member of the Audit Committee designated by the Audit Committee to make this report.

V.	Delegation to Subcommittee

The Audit Committee may, in its discretion, delegate all or a portion of its duties and responsibilities to a subcommittee of the Audit Committee. The Audit Committee may, in its discretion, delegate to one or more of its members the authority to pre-approve any audit or non-audit services to be performed by the independent auditors, provided that any such approvals are presented to the Audit Committee at its next scheduled meeting.

VI.	Resources and Authority of the Audit Committee

The Audit Committee shall have the resources and authority appropriate to discharge its duties and responsibilities, including the authority to select, retain, terminate, and approve the fees and other retention terms of special or independent counsel, accountants or other experts and advisors, as it deems necessary or appropriate, without seeking approval of the Board or management.

As adopted by the Board on January 23, 2004

Appendix B

MOTIVE, INC.

AMENDED AND RESTATED EQUITY INCENTIVE PLAN

MOTIVE, INC.

EQUITY INCENTIVE PLAN

ARTICLE 1.    INTRODUCTION.

The Plan was adopted by the Board on November 21, 2003, and will become effective on the effective date of the Company’s registration statement on the Form S-1 relating to the initial public offering of its Common Shares (the “Effective Date”). The purpose of the Plan is to promote the long-term success of the Company and the creation of stockholder value by (a) encouraging Employees, Outside Directors and Consultants to focus on critical long-range objectives, (b) encouraging the attraction and retention of Employees, Outside Directors and Consultants with exceptional qualifications and (c) linking Employees, Outside Directors and Consultants directly to stockholder interests through increased stock ownership. The Plan seeks to achieve this purpose by providing for Awards in the form of Restricted Shares, Stock Units, Options (which may constitute incentive stock options or nonstatutory stock options) or Stock Appreciation Rights.

The Plan shall be governed by, and construed in accordance with, the internal substantive laws (but not the choice of law rules) of the State of Delaware.

ARTICLE 2.    ADMINISTRATION.

2.1  Committee Composition.    The Plan shall be administered by the Committee. The Committee shall consist exclusively of two or more directors of the Company, who shall be appointed by the Board. In addition:

(a) To the extent desirable to qualify transactions hereunder as exempt under Rule 16b-3, the Plan shall be administered by a Committee of two or more “non-employee directors” within the meaning of Rule 16b-3; and

(b) To the extent desirable to qualify Awards granted hereunder as “performance based compensation” within the meaning of Section 162(m) of the Code, the Plan shall be administered by a Committee of two or more “outside directors” within the meaning of Section 162(m) of the Code.

2.2  Committee Responsibilities.    The Committee shall (a) select the Employees, Outside Directors and Consultants who are to receive Awards under the Plan, (b) determine the type, number, vesting requirements and other features and conditions of such Awards, (c) interpret the Plan, (d) prescribe, amend and rescind rules and regulations relating the plan, (e) modify or amend each Award (subject to the limitation in Section 18.2 of the Plan), and (f) make all other decisions relating to the operation of the Plan. The Committee’s determinations under the Plan shall be final and binding on all persons.

2.3  Committee for Non-Officer Grants.    The Board may also appoint a secondary Committee of the Board, which shall be composed of one or more directors of the Company who need not satisfy the requirements of Section 2.1(a) or 2.1(b). Such secondary Committee may administer the Plan with respect to Employees and Consultants who are not considered officers or directors of the Company under Section 16 of the Exchange Act, may grant Awards under the Plan to such Employees and Consultants and may determine all features and conditions of such Awards. Within the limitations of this Section 2.3, any reference in the Plan to the Committee shall include such secondary Committee.

ARTICLE 3.    COMMON SHARES RESERVED FOR ISSUANCE.

3.1  Basic Limitation.    Common Shares issued pursuant to the Plan may be authorized but unissued shares or treasury shares. The aggregate number of Common Shares underlying Awards that are reserved for issuance under the Plan shall not exceed (a) 1,250,000 Common Shares plus (b) the number of Common Shares that remain available for issuance on the Effective Date under the Predecessor Plan plus (c) the additional Common Shares described in Sections 3.2 and 3.3.

3.2  Annual Increase in Shares.    As of January 1 of each year, commencing with the year 2005, the aggregate number of Common Shares underlying Awards reserved for issuance under the Plan shall automatically increase by a number equal to the lesser of (a) 4% of the total number of Common Shares then outstanding, (b) 1,250,000 Common Shares, or (c) a lesser number of Common Shares as determined by the Board.

3.3  Additional Shares.    If Restricted Shares are forfeited, then such Common Shares shall again become available for Awards under the Plan. If Stock Units, Options, or SARs are forfeited or terminate for any reason before being exercised, then the corresponding number of Common Shares underlying such Awards shall again become available for Awards under the Plan. If Stock Units are settled, then only the number of Common Shares (if any) actually issued in settlement of such Stock Units shall reduce the number available under Section 3.1 and the balance shall again become available for Awards under the Plan. If SARs are exercised, then only the number of Common Shares (if any) actually issued in settlement of such SARs shall reduce the number available under Section 3.1 and the balance shall again become available for Awards under the Plan.

3.4  Dividend Equivalents.    Dividend equivalents paid or credited under the Plan in the form of cash shall not be applied against the number of Common Shares reserved for issuance under the Plan. Dividend equivalents paid or credited in the form of Stock Units shall count against the number of Common Shares reserved for issuance under the Plan.

3.5  Limitation on Common Shares Underlying Awards.    The maximum number of Common Shares underlying all Awards granted to any Participant during any single calendar year shall be 1,250,000 Common Shares.

ARTICLE 4.    ELIGIBILITY.

4.1  Incentive Stock Options.    Only Employees shall be eligible for the grant of ISOs; provided, however, that an ISO shall not be granted on or after the 10th anniversary of the date the Board adopts this Plan. In addition, an Employee who owns more than 10% of the total combined voting power of all classes of outstanding stock of the Company or any of its Parents or Subsidiaries shall not be eligible for the grant of an ISO unless the requirements set forth in Section 422(c)(5) of the Code are satisfied.

4.2  Other Grants.    Employees, Outside Directors and Consultants shall be eligible for the grant of Restricted Shares, Stock Units, NSOs or SARs.

ARTICLE 5.    OPTIONS.

5.1  Stock Option Agreement.    Each grant of an Option under the Plan shall be evidenced by an applicable Stock Option Agreement between the Optionee and the Company. Such Option shall be subject to all applicable terms of the Plan and the terms of the Stock Option Agreement (which may not be inconsistent with the terms of the Plan). The Stock Option Agreement shall specify whether the Option is an ISO or an NSO. The provisions of the various Stock Option Agreements entered into under the Plan need not be identical.

5.2  Number of Shares.    Each Stock Option Agreement shall specify the number of Common Shares subject to the Option.

5.3  Exercise Price.    Each Stock Option Agreement shall specify the Exercise Price. Notwithstanding the above, the Exercise Price under: (i) an ISO or (ii) an NSO that is intended to qualify as “performance based compensation” under Section 162(m) of the Code, shall in no event be less than 100% of the Fair Market Value of the Common Share on the date of grant.

5.4  Exercisability and Term.    Each Stock Option Agreement shall specify:

(a) the date or event when all or any installment of the Option is to become exercisable;

(b) the term during which the Option is exercisable; provided, however, that the term of an ISO shall in no event exceed 10 years from the date of grant; and

(c) the term after the Optionee’s termination of employment with the Company, Subsidiary, Parent or Affiliate, during which the Optionee or Permissible Assignee (if applicable) may exercise the vested portion of the Option.

5.5  Buyout Provisions.    The Committee may at any time (a) offer to buy out for a payment in cash or cash equivalents an Option previously granted or (b) authorize an Optionee or Permissible Assignee (if applicable) to elect to cash out an Option previously granted, in either case at such time and based upon such terms and conditions as the Committee shall establish.

ARTICLE 6.    PAYMENT FOR OPTION SHARES.

6.1  General Rule.    The entire Exercise Price of Common Shares issued upon exercise of Options shall be payable in the form specified in the Stock Option Agreement. Such form of payment may include any combination of the foregoing:

(a) cash or cash equivalent;

(b) the surrender or attesting to the ownership of (and authorizing the Company to cancel), other Common Shares owned by the Optionee (or Permissible Assignee, if applicable) that (i) have been owned by the Optionee (or Permissible Assignee, if applicable) for more than six months from the date of such surrender or attestation, and (ii) have a Fair Market Value on the date of such surrender or attestation equal to the Exercise Price;

(c) consideration received by the Company under a “cashless exercise” program that is determined by the Committee to comply with the requirements of applicable law, including the requirements of the Sarbanes-Oxley Act of 2002; or

(d) such other consideration and method of payment for the issuance of Common Shares to the extent permitted under applicable laws.

ARTICLE 7.    AUTOMATIC OPTION GRANTS TO OUTSIDE DIRECTORS.

7.1  Initial Grants.    Each individual who first becomes an Outside Director after the Effective Date shall at that time receive a one-time grant of an NSO covering 60,000 Common Shares. An NSO under this Section 7.1 shall be granted on the date when such Outside Director first joins the Board as an Outside Director. 33.3% of the NSO will become exercisable and vested upon the completion of 12 months of service from the date of grant and 8.33% of the NSO will become exercisable and vested upon the completion of each successive three-month period of service thereafter.

7.2  Annual Grants.    Upon the conclusion of each regular annual meeting of the Company’s stockholders held in the year 2005 and thereafter, each Outside Director who is an Outside Director on the date of such annual meeting, shall receive an NSO covering 20,000 Common Shares. Notwithstanding the above, an NSO shall not be granted to an Outside Director under this Section 7.2, if in the same calendar year the Outside Director received an NSO described in Section 7.1. 8.33% of each NSO granted under this Section 7.2 shall become exercisable and vested upon the completion of each successive three-month period of service after the date of grant.

7.3  Accelerated Exercisability.    All NSOs granted to an Outside Director under this Article 7 shall also become exercisable and vested in full in the event of:

(a) The termination of such Outside Director’s service because of death or Disability; or

(b) A Change in Control with respect to the Company.

7.4  Exercise Price.    The Exercise Price under all NSOs granted to an Outside Director under this Article 7 shall be equal to 100% of the Fair Market Value of a Common Share on the date of grant, payable in one of the forms described in Article 6.

7.5  Term.    All NSOs granted to an Outside Director under this Article 7 shall terminate on the earliest of (a) the 7th anniversary of the date of grant, or (b) the date 12 months after the termination of such Outside Director’s service for any reason.

ARTICLE 8.    STOCK APPRECIATION RIGHTS.

8.1  SAR Agreement.    Each grant of an SAR under the Plan shall be evidenced by an SAR Agreement between the Optionee and the Company. Such SAR shall be subject to all applicable terms of the Plan and the terms of the SAR Agreement (which may not be inconsistent with the terms of the Plan). The provisions of the various SAR Agreements entered into under the Plan need not be identical.

8.2  Number of Shares.    Each SAR Agreement shall specify the number of Common Shares to which the SAR pertains.

8.3  Exercise Price.    Each SAR Agreement shall specify the Exercise Price; provided, however, that if an SAR is intended to qualify as “performance based compensation” under Section 162(m) of the Code, such SAR shall have an Exercise Price equal to the Fair Market Value of the Common Shares underlying the SAR on the date of grant.

8.4  Exercisability and Term.    SARs may be awarded alone or in tandem with Options. If SARs are granted in tandem with Options, the SARs shall not be exercisable unless the related Options are forfeited and cancelled. Each SAR Agreement shall specify:

(a) the date when all or any installment of the SAR is to become exercisable;

(b) the term during which an SAR is exercisable; and

(c) the term after the Optionee’s termination of employment with the Company, Subsidiary, Parent or Affiliate, during which the Optionee (or Permissible Assignee, if applicable) may exercise the vested portion of his or her SAR.

8.5  Exercise of SARs.    Upon exercise of an SAR, the Optionee (or Permissible Assignee, if applicable) shall receive from the Company (a) Common Shares, (b) cash or (c) a combination of Common Shares and cash, as the Committee shall determine. The amount of cash and/or the Fair Market Value of Common Shares received upon exercise of an SAR shall, in the aggregate, be equal to the amount by which the Fair Market Value (on the date of exercise) of the Common Shares subject to the SAR exceed the Exercise Price. If, on the date when an SAR expires, the Exercise Price under such SAR is less than the Fair Market Value on such date but any portion of such SAR has not been exercised, then such SAR shall automatically be deemed to be exercised as of such date with respect to such portion.

8.6  Payment for SARs.    The entire Exercise Price of an SAR shall be payable in the form specified in the SAR Agreement. Such form of payment may include any combination of the following:

(a) cash or cash equivalent;

(b) the surrender or attesting to the ownership of (and authorizing the Company to cancel), other Common Shares owned by the Optionee (or Permissible Assignee, if applicable) that (i) have been owned by the Optionee (or Permissible Assignee, if applicable) for more than six months from the date of such surrender or attestation, and (ii) have a Fair Market Value on the date of such surrender or attestation equal to the Exercise Price; or

(c) such other consideration and method of payment for the issuance of Common Shares to the extent permitted under applicable laws.

ARTICLE 9.    RESTRICTED SHARES.

9.1  Restricted Share Agreement.    Each grant of Restricted Shares under the Plan shall be evidenced by an applicable Restricted Share Agreement between the Participant and the Company. Such Restricted Shares shall be subject to all terms of the Plan and the Restricted Share Agreement (which shall not be inconsistent with the terms of the Plan). The provisions of the various Restricted Share Agreements entered into under the Plan need not be identical.

9.2  Payment for Awards.    Restricted Shares may be sold or awarded under the Plan for such consideration as the Committee may determine, which consideration shall be specified in the Restricted Share Agreement; provided however, that in all cases, at least the par value of the Restricted Shares awarded or sold shall be paid in cash or a cash equivalent.

9.3  Vesting Conditions and Term.    As specified in the applicable Restricted Share Agreement, each Award of Restricted Shares may or may not be subject to vesting. If the Restricted Shares are subject to vesting, vesting shall occur, in full or in installments, upon satisfaction of the conditions specified in the Restricted Share Agreement.

9.4  Voting and Dividend Rights.    Except as otherwise provided in the Restricted Share Agreement, the holders of Restricted Shares awarded under the Plan shall have the same voting, dividend and other rights as the Company’s other stockholders. A Restricted Share Agreement may require that the holders of Restricted Shares invest any cash dividends received in additional Restricted Shares. Such additional Restricted Shares shall be subject to the same conditions and restrictions as the Award with respect to which the dividends were paid.

ARTICLE 10.    STOCK UNITS.

10.1  Stock Unit Agreement.    Each grant of Stock Units under the Plan shall be evidenced by a Stock Unit Agreement between the recipient and the Company. Such Stock Units shall be subject to all applicable terms of the Plan and the applicable Stock Unit Agreement (which shall not be inconsistent with the terms of the Plan). The provisions of the various Stock Unit Agreements entered into under the Plan need not be identical.

10.2  Payment for Awards.    To the extent that an Award is granted in the form of Stock Units, no cash consideration shall be required of the Award recipient.

10.3  Vesting and Exercisability.    Each Award of Stock Units may be subject to vesting as provided in the Stock Unit Agreement. Each Stock Unit Agreement shall also specify the term of such Stock Unit grant, and the period that the Participant (or Permissible Assignee, if applicable) may settle the vested portion of the Stock Unit following the termination of the Participant’s employment with the Company, a Parent, Subsidiary or Affiliate.

10.4  Voting and Dividend Rights.    The holders of Stock Units shall have no voting rights. Prior to settlement or forfeiture, any Stock Unit awarded under the Plan may, at the Committee’s discretion, carry with it a right to dividend equivalents. Such right entitles the holder to be credited with an amount equal to all cash dividends paid on one Common Share while each Stock Unit is outstanding. Dividend equivalents may be converted into additional Stock Units. Settlement of dividend equivalents may be made in the form of cash, in the form of Common Shares, or in a combination of both. Prior to distribution, any dividend equivalents that are not paid shall be subject to the same conditions and restrictions as the Stock Units to which they attach.

10.5  Form and Time of Settlement of Stock Units.    Settlement of vested Stock Units may be made in the form of (a) cash, (b) Common Shares or (c) any combination of both, as determined by the Committee. The actual number of Stock Units eligible for settlement may be larger or smaller than the number included in the original Award, based on predetermined performance factors. Methods of converting Stock Units into cash may include (without limitation) a method based on the average Fair Market Value of Common Shares over a series of trading days. Vested Stock Units may be settled in a lump sum or in installments. The distribution may occur or commence when all vesting conditions applicable to the Stock Units have been satisfied or have lapsed, or it may be deferred to any later date. The amount of a deferred distribution may be increased by an interest factor or by dividend equivalents.

10.6  Creditors’ Rights.    A holder of Stock Units shall have no rights other than those of a general creditor of the Company. Stock Units represent an unfunded and unsecured obligation of the Company, subject to the terms and conditions of the applicable Stock Unit Agreement.

ARTICLE 11.    ADJUSTMENTS, DISSOLUTION OR LIQUIDATION

11.1  Adjustments.    In the event that any dividend or other distribution (whether in the form of cash, Common Shares, other securities, or other property), recapitalization, stock-split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase, or exchange of Common Shares or other securities of the Company, or other change in the corporate structure of the Company affecting the Common Shares such that an adjustment is determined by the Committee (in its sole discretion) to be appropriate in order to prevent dilution or enlargement of benefits or potential benefits intended to be made available under the Plan, then the Committee shall, in such manner as it deems equitable, adjust the number and class of Common Shares which are reserved for issuance under the Plan, the number, class, and price of Common Shares covered by each outstanding Award, and the numerical share limits in Sections 3.1, 3.2, 5.2, 7.1, 7.2 and 8.2.

11.2  Dissolution or Liquidation.    In the event of the proposed dissolution or liquidation of the Company, the Committee shall notify each recipient of an Award as soon as practicable prior to the effective date of such proposed transaction. To the extent it has not been previously exercised or settled, Options, SARs and Stock Units shall terminate immediately prior to the dissolution or liquidation of the Company.

ARTICLE 12.    EFFECT OF CHANGE IN CONTROL.    In the event of a Change in Control, each outstanding Award shall be assumed or an equivalent Award substituted by the successor corporation or a Parent or Subsidiary of the successor corporation. In the event that the successor corporation refuses to assume or substitute for the Award, the Award shall be fully vested and the recipient of such Award shall have the right to exercise the Award as to all of the Common Shares underlying the Award, including that portion of the Award which would not otherwise be vested or exercisable. If an Award becomes fully vested and exercisable in lieu of assumption or substitution in the event of a Change in Control, the Committee shall notify the recipient of an Award in writing or electronically that the Award shall be fully vested and exercisable (subject to the consummation of the Change of Control) for a period of 15 days from the date of such notice, and the Award shall terminate upon the expiration of such period. For purposes of this Section, an Award shall be considered assumed if, following the Change in Control, the assumed Award confers the right to purchase or receive, for each Common Share underlying such assumed Award immediately prior to the Change in Control, the consideration (whether stock, cash, or other securities or property) received in the Change in Control by holders of Common Shares for each Common Share held on the effective date of the transaction (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding Shares); provided, however, that if such consideration received in the Change in Control is not solely common stock of the successor corporation or its Parent, the Committee may, with the consent of the successor corporation, provide for the consideration to be received upon the exercise of an Award, to be solely common stock of the successor corporation or its Parent equal in Fair Market Value to the per share consideration received by holders of Common Shares the Change in Control.

ARTICLE 13.    DEFERRAL OF AWARDS.    The Committee (in its sole discretion) may permit or require a Participant to:

(a) Have cash that otherwise would be paid to such Participant as a result of the exercise of an SAR or the settlement of Stock Units credited to a deferred compensation account established for such Participant by the Committee as an entry on the Company’s books;

(b) Have Common Shares that otherwise would be delivered to such Participant as a result of the exercise of an Option or SAR converted into an equal number of Stock Units; or

(c) Have Common Shares that otherwise would be delivered to such Participant as a result of the exercise of an Option or SAR or the settlement of Stock Units converted into amounts credited to a deferred compensation account established for such Participant by the Committee as an entry on the Company’s books. Such amounts shall be determined by reference to the Fair Market Value of such Common Shares as of the date when they otherwise would have been delivered to such Participant.

A deferred compensation account established under this Article 13 may be credited with interest or other forms of investment return, as determined by the Committee. A Participant for whom such an account is established shall have no rights other than those of a general creditor of the Company. Such an account shall represent an unfunded and unsecured obligation of the Company and shall be subject to the terms and conditions of the applicable agreement between such Participant and the Company. If the deferral or conversion of Awards is permitted or required, the Committee (in its sole discretion) may establish rules, procedures and forms pertaining to such Awards, including (without limitation) the settlement of deferred compensation accounts established under this Article 13.

ARTICLE 14.    AWARDS UNDER OTHER PLANS.

The Company may grant equity awards under other plans, agreements, or programs. Such awards may be settled in the form of Common Shares issued under this Plan. Such Common Shares shall be treated for all purposes under the Plan like Common Shares issued in settlement of Stock Units and shall, when issued, reduce the number of Common Shares available under Article 3.

ARTICLE 15.    PAYMENT OF DIRECTOR’S FEES IN SECURITIES.

15.1  Effective Date.    No provision of this Article 15 shall be effective unless and until the Board has determined to implement such provision.

15.2  Elections to Receive NSOs, Restricted Shares or Stock Units.    An Outside Director may elect to receive his or her annual retainer payments and/or meeting fees from the Company in the form of cash, NSOs, Restricted Shares or Stock Units, or a combination thereof, as determined by the Board. Such NSOs, Restricted Shares and Stock Units shall be issued under the Plan. An election under this Article 15 shall be made at the beginning of a calendar year on a date and in a manner to be determined by the Board. Such an election shall be irrevocable with respect to the calendar year for which the election is made.

15.3  Number and Terms of NSOs, Restricted Shares or Stock Units.    The number of NSOs, Restricted Shares or Stock Units to be granted to Outside Directors in lieu of annual retainers and meeting fees that would otherwise be paid in cash shall be calculated in a manner determined by the Board. The terms of such NSOs, Restricted Shares or Stock Units shall also be determined by the Board.

ARTICLE	16. LIMITATION ON RIGHTS.

16.1  Retention Rights.    Neither the Plan nor any Award granted under the Plan shall be deemed to give any individual a right to remain an Employee, Outside Director or Consultant. The Company and its Parents,

Subsidiaries and Affiliates reserve the right to terminate the service of any Employee, Outside Director or Consultant at any time, with or without cause, subject to applicable laws, the Company’s certificate of incorporation and by-laws and any applicable written employment agreement.

16.2  Stockholders’ Rights.    A Participant shall have no dividend rights, voting rights or other rights as a stockholder with respect to any Common Shares covered by his or her Award prior to the time when a stock certificate for such Common Shares is issued or, if applicable, the time when he or she becomes entitled to receive such Common Shares by filing any required notice of exercise and paying any required Exercise Price. No adjustment shall be made for cash dividends or other rights for which the record date is prior to such time, except as expressly provided in the Plan.

16.3  Regulatory Requirements.    Any other provision of the Plan notwithstanding, the obligation of the Company to issue Common Shares under the Plan shall be subject to all applicable laws, rules and regulations and such approval by any regulatory body as may be required. The Company reserves the right to restrict, in whole or in part, the delivery of Common Shares pursuant to any Award prior to the satisfaction of all legal requirements relating to the issuance of such Common Shares, to their registration, qualification or listing or to an exemption from registration, qualification or listing.

ARTICLE	17. WITHHOLDING TAXES.

17.1  General .    To the extent required by applicable Federal, state, local or foreign law, a Participant, Permissible Assignee (if applicable), or successor shall make arrangements satisfactory to the Company for the satisfaction of any withholding tax obligations that arise in connection with the Plan. The Company shall not be required to issue any Common Shares or make any cash payment under the Plan until such obligations are satisfied.

17.2  Share Withholding.    To the extent that applicable law subjects a Participant, Permissible Assignee (if applicable), or successor to tax withholding obligations, the Committee may permit such Participant to satisfy all or part of such obligations by having the Company withhold all or a portion of any Common Shares that otherwise would be issued to him or her or by surrendering all or a portion of any Common Shares that he or she previously acquired; provided, however, that such withholding shall be allowed only to the extent that it does not trigger adverse financial accounting consequences to the Company. Such Common Shares shall be valued at their Fair Market Value on the date when they are withheld or surrendered.

ARTICLE	18. FUTURE OF THE PLAN.

18.1  Term of the Plan.    The Plan, as set forth herein, shall become effective on the Effective Date and shall remain in existence until the 10th anniversary of the Effective Date, unless sooner terminated by the Board as provided in Section 18.2 below.

18.2   Amendment or Termination.    The Board may, at any time and for any reason, amend or terminate the Plan. An amendment of the Plan shall be subject to the approval of the Company’s stockholders only to the extent required by applicable laws, regulations or rules. No Awards shall be granted under the Plan after the termination thereof. The termination of the Plan, or any amendment thereof, shall not adversely affect any Award previously granted under the Plan without the consent of the Participant.

ARTICLE	19. TRANSFERABILITY OF AWARDS. Unless explicitly provided for in the applicable Award Agreement, an Award may not be sold, pledged, assigned, transferred or disposed of in any manner other than by will or the laws of descent and distribution and may be exercised, during the lifetime of the Participant, only by the Participant. Notwithstanding the preceding sentence, the Committee, in its sole and absolute discretion may provide for the transferability of an Award in the specific Award Agreement, but only to the extent that the transferee of such an Award is a Permissible Transferee.

ARTICLE	20. DEFINITIONS.

20.1  “Affiliate” means any entity other than a Subsidiary, if the Company and/or one or more Subsidiaries own not less than 50% of the voting securities of such entity.

20.2  “Award” means any award of an Option, an SAR, a Restricted Share or a Stock Unit under the Plan.

20.3  “Award Agreement” means individually or collectively, a Stock Option Agreement, a Restricted Share Agreement, a Stock Appreciation Right Agreement, or a Stock Unit Agreement.

20.4  “Board” means the Company’s Board of Directors, as constituted from time to time.

20.5  “Change in Control” shall mean:

(a) The consummation of a merger or consolidation of the Company with or into another entity or any other corporate reorganization, if persons who were not stockholders of the Company immediately prior to such merger, consolidation or other reorganization beneficially own immediately after such merger, consolidation or other reorganization 50% or more of the voting power of the outstanding securities of each of (i) the continuing or surviving entity and (ii) any direct or indirect parent corporation of such continuing or surviving entity;

(b) The sale, transfer or other disposition of all or substantially all of the Company’s assets;

(c) A change in the composition of the Board, as a result of which fewer than 50% of the incumbent directors are directors who either (i) had been directors of the Company on the date 24 months prior to the date of the event that may constitute a Change in Control (the “original directors”) or (ii) were elected, or nominated for election, to the Board with the affirmative votes of at least a majority of the aggregate of the original directors who were still in office at the time of the election or nomination and the directors whose election or nomination was previously so approved; or

(d) Any transaction as a result of which any person is the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing at least 50% of the total voting power represented by the Company’s then outstanding voting securities. For purposes of this Paragraph (d), the term “person” shall have the same meaning as when used in Sections 13(d) and 14(d) of the Exchange Act but shall exclude (i) a trustee or other fiduciary holding securities under an employee benefit plan of the Company or of a Parent or Subsidiary and (ii) a corporation owned directly or indirectly by the stockholders of the Company in substantially the same proportions as their ownership of the Common Shares of the Company.

A transaction shall not constitute a Change in Control if its sole purpose is to change the state of the Company’s incorporation or to create a holding company that will be owned in substantially the same proportions by the persons who held the Company’s securities immediately before such transaction.

20.6  “Code” means the Internal Revenue Code of 1986, as amended.

20.7  “Committee” means a committee of the Board, as described in Article 2.

20.8  “Common Share” means one share of the common stock of the Company, par value $.001 per share.

20.9  “Company” means Motive, Inc., a Delaware corporation.

20.10  “Consultant” means a natural person who provides bona fide services to the Company, a Parent, a Subsidiary or an Affiliate as an independent contractor. Service as a Consultant shall be considered employment for all purposes of the Plan, except as provided in Section 4.1.

20.11  “Disability” shall mean permanent and total disability as defined in Section 22(e)(3) of the Code.

20.12  “Effective Date” has the meaning set forth in Article I of the Plan.

20.13  “Employee” means a common-law employee of the Company, a Parent, a Subsidiary or an Affiliate.

20.14  “Exchange Act” means the Securities Exchange Act of 1934, as amended.

20.15  “Exercise Price” in the case of an Option, means the amount for which one Common Share may be purchased upon exercise of such Option, as specified in the applicable Stock Option Agreement. “Exercise Price,” in the case of an SAR, means an amount, as specified in the applicable SAR Agreement, which is subtracted from the Fair Market Value of one Common Share in determining the amount payable upon exercise of such SAR.

20.16  “Fair Market Value” means the market price of Common Shares, determined by the Committee in good faith on such basis as it deems appropriate. Whenever possible, the determination of Fair Market Value by the Committee shall be based on the prices reported in The Wall Street Journal or as reported directly to the Company by The NASDAQ Stock Market, or a stock exchange. Such determination shall be conclusive and binding on all persons.

20.17  “ISO” means an incentive stock option described in Section 422(b) of the Code.

20.18  “NSO” means a stock option not described in Sections 422 of the Code.

20.19  “Option” means an ISO or NSO granted under the Plan and entitling the holder to purchase Common Shares pursuant to Articles 5 and 7 of the Plan.

20.20  “Optionee” means a person or estate who holds an Option or SAR.

20.21  “Outside Director” shall mean a member of the Board who is not an Employee. Service as an Outside Director shall be considered employment for all purposes of the Plan, except as provided in Section 4.1.

20.22  “Parent” means any corporation (other than the Company) in an unbroken chain of corporations ending with the Company, if each of the corporations other than the Company owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain. A corporation that attains the status of a Parent on a date after the adoption of the Plan shall be considered a Parent commencing as of such date.

20.23  “Participant” means an Employee, Consultant, or Outside Director, who holds an Award under the terms of the Plan.

20.24  “Permissible Assignee” means an individual or entity designated in the applicable Award Agreement, to which the Participant has properly assigned an Award. For purposes of this Plan and applicable Award Agreements, a Permissible Assignee must be an individual or entity as to which the underlying Common Shares shall be eligible for registration under the Securities Act of 1933 on a form S-8 registration statement promulgated by the SEC.

20.25  “Plan” means this Motive, Inc. Equity Incentive Plan, as amended from time to time.

20.26  “Predecessor Plan” means the Company’s 1997 Stock Option/Stock Issuance Plan.

20.27  “Restricted Share” means a Common Share awarded under the Plan pursuant to Article 9 of the Plan.

20.28  “Restricted Share Agreement” means the agreement between the Company and the recipient of a Restricted Share that contains the terms, conditions and restrictions pertaining to such Restricted Share.

20.29  “SEC” means the U.S. Securities and Exchange Commission.

20.30  “Stock Appreciation Right” or “SAR” means a stock appreciation right granted under the Plan pursuant to Article 8 of the Plan.

20.31  “SAR Agreement” means the agreement between the Company and an Optionee that contains the terms, conditions and restrictions pertaining to his or her SAR.

20.32  “Stock Option Agreement” means the agreement between the Company and an Optionee that contains the terms, conditions and restrictions pertaining to his or her Option.

20.33  “Stock Unit” means a bookkeeping entry representing the equivalent of one Common Share, as awarded under the Plan pursuant to Article 10 of the Plan.

20.34  “Stock Unit Agreement” means the agreement between the Company and the recipient of a Stock Unit that contains the terms, conditions and restrictions pertaining to such Stock Unit.

20.35  “Subsidiary” means any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company, if each of the corporations other than the last corporation in the unbroken chain owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain. A corporation that attains the status of a Subsidiary on a date after the adoption of the Plan shall be considered a Subsidiary commencing as of such date.

MOTIVE, INC.

PROXY FOR ANNUAL MEETING OF STOCKHOLDERS TO BE HELD MAY 20, 2005

SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The signatory of this Proxy, by execution on the reverse side of this Proxy, hereby appoints and constitutes Scott L. Harmon, R. Logan Wray, and Paul M. Baker and each of them, with full power of substitution, with the powers the signatory of this Proxy would possess if personally present, to vote all shares of Motive Common Stock entitled to be voted by the signatory at the Annual Meeting of Stockholders to be held at 10:00 a.m., local time, on May 20, 2005, or at any reconvened meeting after any adjournment or postponement thereof, on the matters forth on the reverse side in accordance with any directions given by the signatory and, in their discretion, on all other matters that may properly come before the Annual Meeting or any reconvened meeting after any adjournment or postponement thereof.

IMPORTANT – PLEASE SIGN AND DATE ON THE REVERSE SIDE AND RETURN PROMPTLY.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED ON THE REVERSE SIDE. IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED “FOR” ALL NOMINEES LISTED IN PROPOSAL 1 AND “FOR” PROPOSALS 2 AND 3.

Address Change/Comments (Mark the corresponding box on the reverse side)

ÙFOLD AND DETACH HEREÙ

You can now access your Motive, Inc. account online.

Access your Motive, Inc. stockholder account online via Investor ServiceDirect® (ISD).

Mellon Investor Services LLC, Transfer Agent for Motive, Inc., now makes it easy and convenient to get current information on your stockholder account.

• View account status	• View payment history for dividends

• View certificate history	• Make address changes

• View book-entry information	• Obtain a duplicate 1099 tax form

• Establish/change your PIN

Visit us on the web at http://www.melloninvestor.com

For Technical Assistance Call 1-877-978-7778 between 9am-7pm

Monday-Friday Eastern Time

Investor ServiceDirect® is a registered trademark of Mellon Investor Services LLC

THIS PROXY WILL BE VOTED AS DIRECTED BELOW, OR IF NO DIRECTION IS INDICATED, WILL BE VOTED “FOR” ALL NOMINEES LISTED IN PROPOSAL 1 AND “FOR” PROPOSALS 2 AND 3. THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” PROPOSALS 1, 2 AND 3.	Please Mark Here for Address Change or Comments	☐
SEE REVERSE SIDE

1. Election of the following nominees as Class I directors for a term expiring in 2008.

01 Virginia Gamble, 02 Scott L. Harmon				2. Proposal to ratify and approve the Amended and Restated Equity Incentive Plan.	FOR ☐	AGAINST ☐	ABSTAIN ☐

INSTRUCTIONS: To withhold authority to vote for any individual nominee mark the “Exceptions” box and write that nominee’s name in the space provided below.				3. Proposal to ratify the appointment of Ernst & Young LLP as independent registered public accounting firm for the fiscal year ending December 31, 2005.	FOR ☐	AGAINST ☐	ABSTAIN ☐
EXCEPTIONS					4. At the discretion of such Proxies on any other matter that may properly come before the meeting or any adjournment thereof.

	FOR all nominees listed	WITHHOLD AUTHORITY to vote for all nominees listed	EXCEPTIONS	Choose MLinksm for fast, easy and secure 24/7 online access to your future proxy materials, investment plan statements, tax documents and more. Simply log on to Investor ServiceDirect® at www.melloninvestor.com/isd where step-by-step instructions will prompt you through enrollment.	I (WE) PLAN TO ATTEND THE ANNUAL MEETING OF STOCKHOLDERS ON MAY 20, 2005.		☐
	☐	☐	☐

Dated: _________________________________, 2005

Signature

Signature

Please sign exactly as your name appears hereon. Executors, administrators, guardians, and others signing in a fiduciary capacity should indicate such capacity when signing. If shares are held jointly, each holder should sign. If a corporation, please sign in full corporate name by duly authorized officer. If a partnership, please sign in partnership name by authorized person.

Ù FOLD AND DETACH HERE Ù

Vote by Internet or Telephone or Mail

24 Hours a Day, 7 Days a Week

Internet and telephone voting is available through 11:59 PM Eastern Time the day prior to annual meeting day.

Your Internet or telephone vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

Internet http://www.proxyvoting.com/motv Use the Internet to vote your proxy. Have your proxy card in hand when you access the web site.	OR	Telephone 1-866-540-5760 Use any touch-tone telephone to vote your proxy. Have your proxy card in hand when you call.	OR	Mail Mark, sign and date your proxy card and return it in the enclosed postage-paid envelope.

If you vote your proxy by Internet or by telephone,

you do NOT need to mail back your proxy card.

You can view the Annual Report and Proxy Statement

on the Internet at www.motive.com

<http://www.motive.com>

and select SEC Filings from the Investor Relations menu.